UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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PLUM CREEK TIMBER COMPANY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of

2011 Annual Meeting

of Stockholders

and Proxy Statement

PLUM CREEK TIMBER COMPANY, INC.

Dear Stockholder:

It is a pleasure to invite you to Plum Creek’s Annual Meeting of Stockholders on Tuesday, May 3, 2011, beginning at 2:00 p.m. local time, at the Washington Athletic Club in Seattle, Washington. Driving instructions to the Washington Athletic Club can be found at the back of this document.

Your vote is very important. Whether or not you plan to attend the Annual Meeting in person, I urge you to vote your proxy as soon as possible. You can vote over the internet, by telephone or by mailing back a proxy card. Voting in any of these ways will ensure your representation at the Annual Meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these options. If you do attend the meeting in person, you will have the opportunity, if you desire, to change your vote at the meeting.

The agenda for the Annual Meeting includes:

–	The election of nine (9) directors to serve until the 2012 Annual Meeting

–	An advisory vote on executive compensation

–	An advisory vote on the frequency of future advisory votes on executive compensation

–	An advisory vote to ratify the appointment of Ernst & Young as Plum Creek’s independent auditors

The Board of Directors recommends that you vote “FOR” each of the director nominees, “FOR” the approval, on an advisory basis, of our executive compensation, for “1 YEAR” on the frequency of future advisory votes on executive compensation, and “FOR” ratifying the appointment of Ernst & Young as Plum Creek’s independent auditors.

In addition to these specific matters, there will be a report on Plum Creek’s business following the business portion of the meeting and you will have an opportunity to ask questions.

If you have any questions concerning the Annual Meeting or any of the proposals, please contact our Investor Relations Department at (800) 858-5347 (within the United States and Canada) or (206) 467-3600 (outside the United States and Canada, call collect).

I look forward to seeing you on May 3rd in Seattle.

Sincerely yours,

Rick R. Holley President and Chief Executive Officer

PLUM CREEK 2011 NOTICE AND PROXY STATEMENT

PLUM CREEK TIMBER COMPANY, INC.

999 Third Avenue, Suite 4300

Seattle, Washington 98104-4096

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, MAY 3, 2011

NOTICE is hereby given of the Annual Meeting of Stockholders of Plum Creek Timber Company, Inc., a Delaware corporation (the “Company”).

MEETING DATE, TIME AND LOCATION	The Annual Meeting of Stockholders will take place on Tuesday, May 3, 2011, at 2:00 p.m. local time, in the Noble Room at the Washington Athletic Club located at 1325 Sixth Avenue, Seattle, Washington. Please refer to the map and the driving instructions located at the back of this document for the location of the Washington Athletic Club.

MEETING AGENDA	The purposes of the Annual Meeting of Stockholders are:

1.   To elect nine (9) persons to serve on the Company’s Board of Directors for one-year terms expiring at the Annual Meeting of Stockholders to be held in 2012 and until their successors are duly elected and qualified;

2. To hold an advisory vote on executive compensation;
3. To hold an advisory vote on the frequency of future advisory votes on executive compensation;
4. To hold an advisory vote to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for 2011; and
5. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

RECORD DATE	You are entitled to vote on the matters presented at the Annual Meeting of Stockholders if you were a stockholder of record at the close of business on March 10, 2011.

VOTING	Please submit your proxy as soon as possible so that your shares can be voted at the meeting. Properly executing and submitting the enclosed proxy card will appoint Rick R. Holley, David W. Lambert and James A. Kraft as your proxies. You may submit your proxy and vote your shares (1) by internet, (2) by telephone or (3) by mail. For instructions on how to vote, please refer to the enclosed proxy card.
If your shares are held in “street name” by a broker, bank or other registered holder of record, you are not the registered holder of record of the stock (and your name is not on the Company’s list of registered stockholders), but you are considered the beneficial owner of the stock and these proxy materials are being forwarded to you by your broker, bank or other registered holder of record of the stock. If you hold your stock in street name and would like to vote in person at the Annual Meeting, you must bring with you a proxy, executed in your favor, from your broker, bank or other registered holder of record.

ELECTRONIC ACCESS TO PROXY MATERIALS	We are providing access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of the Company’s proxy statement and Annual Report on Form 10-K for the year ended December 31, 2010 (including the 10-K wrap) on our website at http://proxy.plumcreek.com, which does not employ the use of “cookies” or other tracking technologies that identify visitors to the site. The proxy statement and the Annual Report are also available at www.proxyvote.com, where stockholders may vote their shares over the internet.

By Order of the Board of Directors,

James A. Kraft Senior Vice President, General Counsel and Secretary March 25, 2011

PLUM CREEK 2011 NOTICE AND PROXY STATEMENT

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ii | PLUM CREEK 2011 NOTICE AND PROXY STATEMENT

PLUM CREEK TIMBER COMPANY, INC.

999 THIRD AVENUE, SUITE 4300

SEATTLE, WASHINGTON 98104-4096

PROXY STATEMENT FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 3, 2011

The Date of this Proxy Statement is March 25, 2011.

PROXIES IN THE FORM ENCLOSED ARE SOLICITED BY THE BOARD OF DIRECTORS OF PLUM CREEK TIMBER COMPANY, INC., TO BE VOTED AT THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 3, 2011 AT 2:00 P.M. LOCAL TIME, AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF, FOR THE PURPOSES SET FORTH IN THE ATTACHED NOTICE OF ANNUAL MEETING OF STOCKHOLDERS. STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON MARCH 10, 2011, ARE ENTITLED TO VOTE AT THE ANNUAL MEETING. THE COMPANY ANTICIPATES THAT THE ATTACHED NOTICE, THIS PROXY STATEMENT AND THE ENCLOSED PROXY CARD WILL FIRST BE SENT TO STOCKHOLDERS ON OR ABOUT MARCH 25, 2011.

SOLICITATION AND REVOCABILITY OF PROXY

This Proxy Statement is furnished to stockholders of Plum Creek Timber Company, Inc., a Delaware corporation (“Plum Creek” or the “Company”), in connection with the solicitation by the Company’s Board of Directors (the “Board”) of proxies to be voted at the Company’s Annual Meeting of Stockholders on May 3, 2011, or any adjournment or postponement thereof (the “Annual Meeting”). Proxy cards that are properly executed and returned to the Company or voted by telephone or internet, and not later revoked, will be voted at the Annual Meeting in accordance with the instructions specified on the enclosed proxy card. Proxies received without specific voting instructions, unless revoked before exercised:

•	Will be voted “For” each of the nominees for director listed in these materials and on the enclosed proxy card;

•	Will be voted “For” approval, on an advisory basis, of our executive compensation;

•	Will be voted to select, on an advisory basis, that future advisory votes on executive compensation be submitted to stockholders every “1 Year”; and

•	Will be voted “For” ratifying the appointment of Ernst & Young LLP as the Company’s independent auditors for 2011.

Proxies will be voted on such other matters as may properly come before the Annual Meeting, or any adjournment or postponement thereof, in the discretion of the appointed proxy holders.

Any person giving a proxy may revoke it at any time prior to its exercise. A proxy may be revoked either by: (1) filing an instrument of revocation with the Company’s Corporate Secretary at 999 Third Avenue, Suite 4300, Seattle, Washington 98104-4096; (2) voting by telephone at a later date; (3) voting by internet at a later date; or (4) signing and submitting another proxy card with a later date. A proxy may also be revoked by voting in person at the Annual Meeting. If your shares of Plum Creek common stock are held in street name (in the name of a broker, bank or other registered holder of record), you must obtain a proxy, executed in your favor, from the registered holder of record of the stock to be able to vote in person at the Annual Meeting.

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the enclosed proxy card, and any additional material that may be furnished to stockholders. In

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accordance with the regulations of the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”), the Company will also reimburse brokerage firms, banks and other registered holders for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares of Plum Creek common stock. In addition to solicitation by mail, directors, officers or other employees of the Company, without extra compensation, may solicit proxies in person or by telephone or facsimile. Phoenix Advisory Partners will assist the Company in the solicitation of proxies for a fixed fee of $10,000 and reasonable out-of-pocket expenses, to be paid by the Company.

CERTAIN MATTERS RELATING TO PROXY MATERIALS AND ANNUAL REPORTS

Each year in connection with the annual meeting of stockholders, the Company is required to send to each registered stockholder of record a proxy statement and annual report and to arrange for a proxy statement and annual report to be sent to each beneficial stockholder whose shares are held by or in the name of a broker, bank, trust or other registered holder of record. Because many stockholders hold shares of our common stock in multiple accounts or share an address with other stockholders, this process results in duplicate mailings of proxy statements and annual reports. Stockholders may avoid receiving duplicate mailings and save the Company the cost of producing and mailing duplicate documents as follows.

Stockholders of Record. If your shares are registered in your own name and you are interested in consenting to the delivery of a single proxy statement or annual report, you may contact Investor Relations by mail at 999 Third Avenue, Suite 4300, Seattle, Washington, 98104-4096; or by telephone at (800) 858-5347 if calling within the United States and Canada; or at (206) 467-3600 if calling outside the United States and Canada (call collect).

Beneficial Stockholders. If your shares are not registered in your own name, your broker, bank, trust or other registered holder of record that holds your shares may have asked you to consent to the delivery of a single proxy statement or annual report if there are other Plum Creek stockholders who share an address with you. If you currently receive more than one proxy statement or annual report at your household and would like to receive only one copy of each in the future, you should contact a representative of your broker, bank, trust or other holder of record.

Right to Request Separate Copies. If you consent to the delivery of a single proxy statement and annual report but later decide that you would prefer to receive a separate copy of the proxy statement or annual report for each stockholder sharing your address, then please notify the Company or your broker, bank, trust or other holder of record, and additional proxy statements or annual reports will be delivered to you. If you wish to receive a separate copy of the proxy statement or annual report for each stockholder sharing your address in the future, you may also contact Investor Relations using the contact information provided above.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 3, 2011. This Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (including the 10-K Wrap) are available on Plum Creek’s website at http://proxy.plumcreek.com, which does not employ the use of “cookies” or other tracking technologies that identify visitors to the site. These materials are also available at www.proxyvote.com, where stockholders may vote their shares over the internet (see Voting Options below). Directions to the location of the Annual Meeting are also available on Plum Creek’s website at http://proxy.plumcreek.com and at the back of this Proxy Statement.

VOTING OPTIONS

Your vote is important. Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares via the internet, by phone or by signing, dating and returning the enclosed proxy card at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Promptly voting your shares will save

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the Company the expense and extra work of additional solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you want to do so, because your vote by proxy is revocable at your option. Voting by internet or telephone is fast and convenient, and your vote is immediately confirmed and tabulated. Most important, by using the internet or telephone, you help the Company reduce postage and proxy tabulation costs. Or, if you prefer, you can vote by mail by returning the enclosed proxy card in the addressed, prepaid envelope provided.

Vote by Internet. You can vote your shares over the internet at www.proxyvote.com until 11:59 P.M. Eastern Time on May 2, 2011, the day before the Annual Meeting. Have the enclosed proxy card in hand when you access the website and follow the instructions to cast your vote on the four matters discussed in this Proxy Statement.

Vote by Telephone. You can vote your shares over the telephone by calling 1-800-690-6903 until 11:59 P.M. Eastern Time on May 2, 2011, the day before the Annual Meeting date. Have the enclosed proxy card in hand when you call and follow the instructions to cast your vote on the four matters discussed in this Proxy Statement.

Vote by Mail. You can vote your shares by mail by completing, signing and dating the enclosed proxy card and mailing it in the enclosed postage paid envelope, or you can return it to Plum Creek Timber Company, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote by mail, your proxy card must be received before May 3, 2011 for your vote to be counted.

Important Note. Please do not return your proxy card if you are voting by telephone or internet.

VOTE REQUIRED AND METHOD OF COUNTING VOTES

Quorum

Under the Delaware General Corporation Law (“Delaware Law”) and the Company’s Amended and Restated Bylaws, as amended (the “Company Bylaws”), the presence at the Annual Meeting, in person or by duly authorized proxy, of the holders of a majority of the outstanding shares of stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business. Each share of Plum Creek common stock entitles the holder to one vote on each of the four (4) proposals to be presented at the Annual Meeting. Abstentions and broker non-votes are counted toward determining a quorum.

Broker Non-Votes

A broker non-vote occurs when a registered holder of stock that is holding shares on behalf of the beneficial owner of that stock (e.g., a broker or bank or other share custodian holding stock on behalf of its client) votes on behalf of the beneficial owner of the stock on at least one proposal, but not on another. This happens typically because the brokerage firm or other share custodian does not have discretionary voting authority with respect to such other item of business and has not received instructions from their client, the beneficial owner of the stock.

Under NYSE rules, the ratification of the appointment of our independent auditors is considered a “discretionary” item. This means that brokerage firms and other share custodians may vote shares in their discretion on this matter on behalf of their clients who have not otherwise furnished voting instructions before the Annual Meeting. In contrast, the election of directors, the advisory vote on executive compensation and the advisory vote on the frequency of future advisory votes on executive compensation are “non-discretionary” items. This means that brokerage firms and other share custodians that have not received voting instructions from their clients on these proposals may not vote in their discretion on these items of business.

Therefore, if you maintain custody of your shares with a broker, bank or other share custodian, it is very important that you provide your broker, bank or other share custodian with voting instructions for your shares; otherwise, your shares will not be voted on the non-discretionary items of business at the Annual Meeting.

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Voting Standard for Director Elections

The Company Bylaws specify the voting standard for both contested and uncontested elections of directors in Section 1 of Article III. In an uncontested election of directors, the number of director nominees does not exceed the number of directors to be elected to the Board. In a contested election of directors, the number of director nominees exceeds the number of directors to be elected.

Uncontested Director Elections. Uncontested director elections are governed by a majority vote standard. The Company Bylaws provide that a nominee for director in an uncontested director election shall be elected if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. The election of directors in Proposal 1 is an uncontested director election because the number of nominees does not exceed the number of directors to be elected. Therefore, the majority vote standard will apply.

Company policy governs whether current directors who are not re-elected under the majority vote standard continue to serve until their successors are elected. Under Delaware Law, any director who is currently serving on the Board and who is not re-elected at the end of his or her term of office nonetheless continues to serve on the Board as a “holdover director” until his or her successor has been elected. To address this situation, the Board has adopted a Corporate Governance Policy on Majority Voting, which can be found in the Company’s Corporate Governance Guidelines.

Under the policy, any director who does not receive the required number of votes for re-election under the majority voting standard, must tender his or her resignation to the Chairman of the Board. The Board will consider the tendered resignation and, within 90 days of the stockholder meeting at which the election occurred, decide whether to accept or reject the tendered resignation, and will publicly disclose its decision and the process involved in the consideration. Absent a compelling reason to reject the resignation, the Board will accept the resignation. The director who tenders his or her resignation will not participate in the Board’s decision. Only persons who are currently serving as directors and seeking re-election can become a “holdover director” under Delaware Law. Therefore, the Corporate Governance Policy on Majority Voting would not apply to any person who was not then serving as a director at the time he or she sought, and failed to obtain, election to the Board. For 2011, all nominees for the election of directors are currently serving on the Board.

The complete Corporate Governance Policy on Majority Voting is available on the Company’s website at www.plumcreek.com by clicking on “Investors,” then “Corporate Governance” and finally “Governance Guidelines.”

Contested Director Elections. The Company Bylaws provide that in the case of a contested director election, the voting standard will be a plurality of the votes cast. This means that directors with the highest number of votes in favor of their election will be elected to the Board. Under this standard, no specified percentage of votes is required. The election of directors in Proposal 1 is not a contested director election. Therefore, the plurality vote standard will not apply.

Voting Standard for Other Items of Business

The Company Bylaws specifies the vote requirement for other items of business presented to a vote of stockholders in Section 9 of Article II. This section of the Company Bylaws does not govern the election of directors (discussed above) or items of business with a legally specified vote requirement.

Ms. Nancy Herbert, represented by Investor Voice, working on behalf of Newground Social Investment, submitted a stockholder proposal for the Annual Meeting requesting that the Board change the voting standard for items of business presented to a vote of stockholders to eliminate the effect of abstentions on the vote outcome. The Board carefully considered the matter and approved an amendment to the Company Bylaws, effective February 8, 2011, to change the applicable vote requirement. Ms. Herbert then withdrew her proposal.

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Previously, approval of an item of business required the affirmative vote of a majority of shares present and entitled to vote on the specific item in question. Votes to abstain were considered in the vote tally because they represented shares “entitled to vote” on the item in question (an abstention vote is an actual vote on an item of business). Therefore, under the prior standard, votes to abstain had the same effect as a vote “against” the item of business.

Under the new voting standard, which parallels the vote requirement for uncontested director elections (discussed above), an item of business shall be approved by the stockholders if the votes cast in favor of such item exceed the votes cast against such item, with abstentions having no effect on the vote outcome. A copy of the amendment approved by the Board is attached to this Proxy Statement as Appendix B.

Vote Required for Each Item of Business

Proposal 1. For Proposal 1, a nominee will be elected to the Board only if the votes cast “FOR” such nominee’s election exceed the votes cast “AGAINST” such nominee’s election. Abstentions and broker non-votes will have no effect on the outcome of the election.

Proposal 2 and Proposal 4. For Proposal 2 (advisory vote on executive compensation) and Proposal 4 (advisory vote ratifying the appointment of Ernst & Young), approval requires that votes cast “FOR” exceed the votes cast “AGAINST” those items. Abstentions and broker non-votes will have no effect on the vote outcome for any these items.

Proposal 3. For Proposal 3 (advisory vote on the frequency of future advisory votes on executive compensation), the frequency–every 1 year, every 2 years or every 3 years–receiving the largest number of votes, even if not a majority, will be considered the preference of our stockholders. Abstentions and broker non-votes will have no effect on the vote outcome of this item.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Role of the Board of Directors

Pursuant to Delaware Law and the Company Bylaws, the business, property and affairs of the Company are managed under the direction of the Board. The current members of the Board are Rick R. Holley, Robin Josephs, John G. McDonald, Robert B. McLeod, John F. Morgan Sr., Marc F. Racicot, John H. Scully, Stephen C. Tobias and Martin A. White. Members of the Board are kept informed of the Company’s business through discussions with Plum Creek’s officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. The Board held four (4) regularly scheduled meetings during 2010.

Director Independence

The Board’s governance principles require that at least two-thirds of the Board be comprised of independent directors and that each of the Board’s three committees be comprised solely of independent directors. No director is considered independent unless the Board has determined that he or she has no material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a material relationship with the Company. To evaluate the materiality of any such relationship, the Board has adopted categorical independence standards consistent with NYSE listing standards for director independence. A copy of these standards can be found on the Company’s website at www.plumcreek.com by clicking on the “Investors” link and then the “Corporate Governance” link.

With the assistance of its legal counsel, the Corporate Governance and Nominating Committee reviewed written responses to submitted questionnaires completed by each member of the Board against the Board’s and the NYSE’s director independence standards, along with NYSE and SEC independence standards specifically applicable to Board members who serve on the Audit Committee. On the basis of this review, the Corporate Governance and Nominating Committee advised the full Board of its conclusions regarding director independence. After considering the Committee’s recommendation, the Board affirmatively determined that each of Ms. Josephs and Messrs. McDonald,

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McLeod, Morgan, Racicot, Scully, Tobias and White is independent under the Board’s and the NYSE’s independence standards. In addition, the Board determined that each member of the Audit Committee is independent under the NYSE’s and SEC’s independence standards for directors who serve on audit committees.

Board Leadership Structure

The Company separates the positions of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for the strategic direction of the Company and the day-to-day leadership and performance of the Company while the Chairman of the Board, in consultation with the Chief Executive Officer, sets the agenda for, and presides over, meetings of the Board. In addition, the Company believes that the separation provides a more effective monitoring and objective evaluation of the Chief Executive Officer’s performance. The separation of these leadership roles also allows the Chairman of the Board to strengthen the Board’s independent oversight of the Company’s performance and governance standards.

To give a voice to our independent directors and to provide them with a separate forum for candid discussion, the Corporate Governance Guidelines require at least four (4) annual executive sessions of solely independent directors. The Corporate Governance Guidelines provide that the Chairman of the Board preside at, and set the agenda for, all executive sessions of independent directors. If the Board has not selected a Chairman, then the Corporate Governance Guidelines require that the chair of the Audit Committee, the Corporate Governance and Nominating Committee and the Compensation Committee each preside over the meetings of the independent directors in rotating order as decided by the other independent directors.

Another key component of the Board’s leadership structure is the role of the Board’s committees. The Board has delegated certain oversight functions to its three committees, each of which is comprised entirely of independent directors and covers an extensive agenda. These committees regularly report back to the full Board with specific findings and recommendations in their areas of oversight and also coordinate with the Chief Executive Officer and other members of management.

The Company believes that its leadership structure, policies and practices, when combined with the Company’s other governance policies and procedures, function extremely well in strengthening Board leadership, fostering cohesive decision making at the Board level, solidifying director collegiality, improving problem solving and enhancing strategy formulation and implementation.

Role of the Board of Directors in Risk Oversight

Our Board of Directors administers its risk oversight function both directly and with the assistance of the Audit Committee. The Board, which meets at least quarterly, regularly discusses with members of senior management the major operational and financial risks (including credit and liquidity risks) facing the Company, their potential impact on the Company and the steps taken to manage them. The Audit Committee, which meets frequently with the Company’s independent auditors and members of senior management responsible for managing risk associated with financial reporting, reports regularly to the Board on these financial reporting matters.

Board Committees

The Board has a standing Compensation Committee, Corporate Governance and Nominating Committee and Audit Committee. Each of these committees acts pursuant to a written charter, which can be found on the Company’s website at www.plumcreek.com by clicking on the “Investors” link and then the “Corporate Governance” link.

Compensation Committee. During 2010, the Compensation Committee met three (3) times. The Committee is responsible for developing and modifying over time the Company’s compensation policies and plans, including the compensation policies and plans for the Company’s executive officers and directors. It is also responsible for making

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recommendations to the Board concerning amendments to the Company’s compensation plans and, in certain instances, making amendments to such plans. The Committee also oversees the annual performance evaluation of the Company’s President and Chief Executive Officer and is responsible for producing a report on executive compensation for inclusion in the Company’s proxy materials. The current members of the Compensation Committee are Ms. Josephs and Messrs. McLeod, Tobias and White (Chairman).

The Compensation Committee reviews executive compensation each year. To assist it in doing its job, the Committee has retained the firm of Towers Watson, a nationally recognized compensation consulting firm. Towers Watson is engaged by, and reports directly to, the Compensation Committee and interacts with members of management as necessary to fulfill its responsibilities. Representatives of Towers Watson participate in most regularly scheduled meetings of the Compensation Committee.

For 2010, the Compensation Committee instructed Towers Watson to conduct a comparative pay analysis to assist the Committee in making 2011 pay decisions. The Committee also instructed Towers Watson to keep it informed about current and developing trends in non-employee director and executive compensation.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee met two (2) times during 2010. The Committee is responsible for overseeing and coordinating the Company’s corporate governance practices. The Committee advises the Board with respect to matters such as Board composition and procedures, and is also responsible for developing and recommending to the Board the Company’s corporate governance principles. The Committee also oversees the annual performance evaluation of the Board and each of its committees. The current members of the Corporate Governance and Nominating Committee are Messrs. Morgan, McDonald, Scully (Chairman) and Tobias.

Audit Committee. The Board of Directors has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). During 2010, the Audit Committee met nine (9) times. Among other things, the Committee has the responsibility to appoint, terminate, replace, compensate and oversee the Company’s independent auditors; to review and approve the scope of the annual audit; to interview the independent auditors for review and analysis of the Company’s financial systems and controls; and to review the independence of, and pre-approve any audit or non-audit services provided by, the independent auditors.

Current members of the Audit Committee are Ms. Josephs and Messrs. McDonald (Chairman), Morgan and Racicot. The Board of Directors has determined that each of the current members of the Audit Committee is independent in accordance with both NYSE listing standards applicable to audit committee members and Rule 10A-3(b)(1) of the Exchange Act. In addition, the Board has designated Ms. Josephs as an “audit committee financial expert,” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC.

Report of the Audit Committee

In connection with the Audit Committee’s review of the Company’s financial statements for the year ended December 31, 2010:

1.	The Audit Committee has reviewed and discussed the audited financial statements with management of the Company;

2.	The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

3.

The Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the

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independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence; and

4.	Based on the review and discussions of the above three items, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

Robin Josephs, John G. McDonald (Chairman), John F. Morgan Sr. and Marc F. Racicot

Selection of Nominees to the Board of Directors

Stockholder Nominations. The Corporate Governance and Nominating Committee will consider director nominee recommendations from stockholders. Stockholder recommendations must be in writing and addressed to the Chairman of the Corporate Governance and Nominating Committee, c/o Corporate Secretary, Plum Creek Timber Company, Inc., 999 Third Avenue, Suite 4300, Seattle, Washington, 98104-4096. If a stockholder intends to make a nomination at any annual stockholder meeting, the Company Bylaws require that the stockholder deliver written notice to the Company not more than 90 days or less than 60 days prior to the anniversary date of the Company’s previous year’s annual meeting of stockholders. The notice must comply with the Company Bylaws and set forth, among other things: (1) the name and address of the stockholder who intends to make the nomination; (2) the name, age, address and principal occupation of the proposed director nominee or nominees; (3) a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (4) the consent of each proposed director nominee to serve as a director of the Company if so elected; and (5) the number of shares of common stock of the Company owned by the notifying stockholder and by the proposed director nominee or nominees. These Company Bylaw provisions afford the Board the opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board, to inform stockholders about such qualifications.

Director Qualifications. The Corporate Governance and Nominating Committee believes that the minimum qualification for serving as a director of the Company is that a director nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company. A director nominee must also have an impeccable record and reputation for honest and ethical conduct in his or her professional and personal activities. In addition, the Committee examines a candidate’s specific experiences and skills in the context of the Board’s needs, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company. Although the Corporate Governance and Nominating Committee does not have a formal policy with respect to diversity, it seeks to have a Board of Directors that represents a diversity of backgrounds, skills and experience. The Committee assesses its achievement of diversity as part of its annual review of the director nomination process.

Selection Process for Director Nominees. The Corporate Governance and Nominating Committee identifies potential director nominees by asking current directors and executive officers to notify the Committee if they become aware of persons meeting the criteria described above. From time to time, the Committee engages firms that specialize in identifying director candidates. As described above, the Committee will also consider candidates recommended by stockholders.

Once a person has been identified as a potential candidate by the Corporate Governance and Nominating Committee, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Committee determines that the candidate warrants further consideration, the Chairman of the Committee or another member of the Committee contacts the candidate. Generally, if the candidate expresses a willingness to be considered and to serve on the Board, the Committee requests information from the candidate, reviews his or her accomplishments and qualifications in light of any other candidates that the

8 | PLUM CREEK 2011 NOTICE AND PROXY STATEMENT

Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder.

Executive Sessions of the Board of Directors

In accordance with the Company’s Corporate Governance Guidelines, the Board’s independent directors meet in executive session at least four (4) times each year. The Chairman of the Board, who must be an independent director under the Corporate Governance Guidelines, presides at, and sets the agenda for, each executive session of the independent directors. If the Board has not selected a Chairman, then the Corporate Governance Guidelines require that the chair of the Audit Committee, the Corporate Governance and Nominating Committee and the Compensation Committee each preside over the meetings of the independent directors in rotating order as decided by the other independent directors. John F. Morgan Sr. served as Chairman of the Board for 2010 and presided over all executive sessions of the independent members of the Board during 2010.

Communicating with the Board

Anyone who wishes to notify or communicate with the entire Board of Directors, any individual director or the independent directors as a group, may do so. Communications should be delivered to the following address, marked “confidential”, care of Corporate Secretary, Plum Creek Timber Company, Inc., 999 Third Avenue, Suite 4300, Seattle, Washington 98104-4096. The Corporate Secretary reviews all such correspondence and will forward to the Chairman of the Board of Directors, or other individual director or group of directors, as the case may be, a copy of such correspondence that, in the opinion of the Corporate Secretary, relates to the functions of the Board or its committees, or that the Corporate Secretary otherwise determines requires their attention. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters. These communication procedures were approved by the Board of Directors.

PLUM CREEK 2011 NOTICE AND PROXY STATEMENT | 9

Board Member Attendance at Board and Committee Meetings During 2010

The table below summarizes each director’s attendance at meetings of the Board of Directors and meetings of each committee on which he or she serves. In 2010, there were four (4) meetings of the Board of Directors, nine (9) meetings of the Audit Committee, two (2) meetings of the Corporate Governance and Nominating Committee and three (3) meetings of the Compensation Committee. As the Company’s President and Chief Executive Officer, Mr. Holley periodically attends meetings of the Board’s committees at their invitation. However, Mr. Holley’s attendance at those meetings is not reported in the table below because Mr. Holley is not a member of any Board committee.

Name	Board Meetings Attended by Director	Audit Committee Meetings Attended by Director	Corporate Governance and Nominating Committee Meetings Attended by Director	Compensation Committee Meetings Attended by Director
Rick R. Holley	4	–	–	–
Robin Josephs	4	9	–	3
John G. McDonald	4	9	2	–
Robert B. McLeod	4	–	–	3
John F. Morgan Sr.	4	9	2	–
Marc F. Racicot*	3	6	–	–
John H. Scully	3	–	2	–
Stephen C. Tobias	4	–	2	2
Martin A. White	4	–	–	3

*	Mr. Racicot was appointed to the Board of Directors on March 1, 2010 and attended each Board and Audit Committee meeting held from the time of his appointment through the end of 2010.

Board Member Attendance at Annual Meetings

While members of the Board are always welcome to attend the annual meeting of stockholders, the Board has no formal policy requiring their attendance. Three of the Company’s current directors, Messrs. Holley, Morgan and Tobias, attended the 2010 annual meeting of stockholders held on May  4, 2010.

Code of Ethics and Other Corporate Governance Information

The Company maintains a code of ethics, entitled the Plum Creek Code of Conduct, which applies to each director and to the principal executive officer, the principal financial officer and the principal accounting officer as well as to all other employees of the Company. The Plum Creek Code of Conduct, along with the governing charters of each of the Board’s committees and the Company’s Corporate Governance Guidelines, can be found in the “Corporate Governance” section of the Company’s website accessible to the public at www.plumcreek.com. To find this section of the website, click on the “Investors” link and then the “Corporate Governance” link. The Company will post any amendments to, or waivers from, its Code of Conduct (to the extent applicable to any director or any of the Company’s executive officers, including the principal executive officer, principal financial officer or principal accounting officer) at this location on its website. The Company will also post to its website the name of any director who simultaneously serves on the audit committee of more than three public companies, along with the Board’s determination that such service would not impair any such director’s ability to serve on the Audit Committee. In addition to these documents, the Company’s proxy statements and annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports

10 | PLUM CREEK 2011 NOTICE AND PROXY STATEMENT

on Form 8-K and reports concerning transactions in the Company’s stock by directors and certain officers of the Company, and any amendments to those reports, can also be found on the Company’s website by first clicking the “Investors” link, then the “Financial Publications” link and finally the “SEC Filings” link. Copies of any of these documents may be obtained from our website or free of charge by contacting the Company’s Investor Relations Department at 999 Third Avenue, Suite 4300, Seattle, Washington 98104-4096, or by calling (800) 858-5347 (within the United States and Canada) or (206) 467-3600 (outside the United States and Canada, call collect).

Director Compensation

The Compensation Committee periodically reviews non-employee director compensation and engages Towers Watson to advise it on market data, trends and recommendations for this review. Based upon this review and advice, the Compensation Committee makes recommendations to the full Board regarding appropriate and competitive director compensation.

2010 Director Compensation

Our non-employee directors received the following compensation for their service on the Board during 2010:

•	$40,000 annual cash retainer
•	$2,000 meeting fee for each meeting of the Board (one-half of this amount is paid for participation in any telephonic meeting unless otherwise determined by the Chairman of the Board)
•	2,000 shares of the Company’s common stock that carry a six-month restriction on transfer

The Chairman of the Board received an additional annual retainer of $30,000, and members of Board committees receive the following amounts, depending upon their involvement with each committee of the Board:

•

Audit Committee—$10,000 annual cash retainer for the Chair of the Committee; $5,000 annual cash retainer for other Committee members. All members of the Committee receive a $2,000 fee for each meeting of the Committee (one-half of this amount is paid for participation in any telephonic meeting unless otherwise determined by the Committee Chair).

•

Compensation, Corporate Governance and Nominating Committees—$5,000 annual cash retainer for the Chair of each committee. Members of each committee receive a $1,500 fee for each committee meeting (one-half of this amount is paid for participation in any telephonic meeting unless otherwise determined by the Committee Chair).

Directors have the choice to elect to take all or a portion of their retainer and fee compensation in the form of common stock of the Company, and they may defer all or any part of their retainer and fee compensation. Directors are reimbursed for expenses incurred in connection with attending Board and committee meetings.

PLUM CREEK 2011 NOTICE AND PROXY STATEMENT | 11

The table below summarizes compensation received by the Board’s non-employee directors during 2010.

Name	Fees Earned or Paid in Cash ($)(A)	Stock Awards ($)(B)	Option Awards ($)(C)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Robin Josephs	$69,500	$71,080	–	–	–	–	$140,580
John G. McDonald	$70,500	$71,080	–	–	–	–	$141,580
Robert B. McLeod	$52,500	$71,080	–	–	–	–	$123,580
John F. Morgan Sr.	$96,500	$71,080	–	–	–	–	$167,580
Marc F. Racicot	$51,625	$72,000	–	–	–	–	$123,625
John H. Scully	$51,500	$71,080	–	–	–	–	$122,580
Stephen C. Tobias	$52,500	$71,080	–	–	–	–	$123,580
Martin A. White	$57,500	$71,080	–	–	–	–	$128,580

(A)

Fees earned or paid in cash—includes cash retainers and meeting fees earned in 2010. Under the terms of the Plum Creek Director Stock Ownership Plan, directors may also elect to receive shares of the Company’s common stock in lieu of cash fees based on the closing price of the stock on the date such cash fees are payable to the director. Mr. White elected to receive 100% of his cash fees in common stock under the plan and Mr. Tobias elected to receive 50% of his cash fees in stock under the plan. For cash fees earned in 2010, Mr. White was paid 1,528 shares of common stock and Mr. Tobias was paid 699 shares of common stock, which he deferred under the terms of the Plum Creek Deferral Plan.

(B)

Stock awards—represents the grant date fair value, calculated in accordance with Accounting Standards Codification (ASC) Topic 718, for grants of restricted stock awards made to non-employee directors of the Board. The grant date fair value for the 2010 award of restricted stock was $35.54 per share for all directors other than Mr. Racicot. The grant date fair value for Mr. Racicot’s award of restricted stock, which was made on March 1, 2010 (the date of his appointment to the Board), was $36.00. For more information regarding the restricted stock awards and the calculation of their fair value, refer to the Company’s disclosure in its Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC on February 25, 2011, Part II, Item 8 Notes to Consolidated Financial Statements—Note 13 Share-Based Compensation Plans.

(C)

From 2002 through 2004, directors were granted stock options under the Stock Incentive Plan on an annual basis. Each stock option carries an exercise price equal to the fair market value of the Company’s common stock on the date of grant, expires 10 years from the date of grant, and is fully vested and exercisable. Ms. Josephs currently holds 9,000 stock options. Each of Messrs. McDonald, Scully and Tobias currently hold 12,000 stock options.

Changes to Director Compensation in 2011

Beginning January 1, 2011, the following changes were made to the annual cash retainers paid to non-employee directors:

•	$60,000 annual cash retainer
•	$60,000 annual cash retainer for the Chairman of the Board
•	$15,000 annual cash retainer for the Chair of the Audit Committee
•	$10,000 annual cash retainer for the Chair of the Compensation Committee

12 | PLUM CREEK 2011 NOTICE AND PROXY STATEMENT

Director Stock Ownership Guidelines

Each non-employee director is required to hold shares of common stock of the Company equal in value to five times the current Board retainer fee. Directors have five years from the date on which they are first elected or appointed to the Board, whichever is earlier, to comply with this requirement. As of March 25, 2011, each member of the Board was in compliance with this requirement other than Mr. Racicot, who joined the Board in March of 2010.

PROPOSAL 1

Election of Directors

The Board is authorized under the Company Bylaws to set, by resolution, the number of directors who comprise the Board. The directors whose terms expire in 2011 and have been nominated for election to one-year terms of office expiring at the 2012 annual meeting of stockholders, or until their successors are elected and qualified, are Rick R. Holley, Robin Josephs, John G. McDonald, Robert B. McLeod, John F. Morgan Sr., Marc F. Racicot, John H. Scully, Stephen C. Tobias and Martin A. White.

In the absence of instructions to the contrary, the proxy holders will vote the proxies received by them for the election of Ms. Josephs and Messrs. Holley, McDonald, McLeod, Morgan, Racicot, Scully, Tobias and White. Discretionary authority is reserved to cast votes for the election of a substitute should any of the nominees be unable or unwilling to serve as a director.

Each of the nominees has agreed to serve as a director if elected, and the Company believes that each of them will be available to serve. The names and ages of the nominees, along with their principal occupations or employment during the past five years and their qualifications, are set forth below.

Nominees for Election to One-Year Terms Expiring at the 2012 Annual Stockholder Meeting:

Name	Age	Background
Rick R. Holley	59

Mr. Holley was elected to the Board of Directors of the Company and appointed as its President and Chief Executive Officer on July 1, 1999, the date of our conversion from a master limited partnership to a real estate investment trust, or REIT. From 1994 through the date of our REIT conversion, Mr. Holley served as a director and president and chief executive officer of the general partner of the former master limited partnership.

Mr. Holley is one of the longest tenured chief executive officers in the timber industry, having served in his current position since 1994. As the Company’s President and Chief Executive Officer, Mr. Holley brings to the Board proven leadership skills and the unique perspective of the Company’s most senior executive officer. This perspective includes a deep and broad understanding of all the Company’s business lines, the Company’s industry and general business. Mr. Holley also brings valuable experience in strategic planning, finance and managing the Company’s businesses through various economic cycles.

Robin Josephs	51

Ms. Josephs was appointed to the Board of Directors of the Company in July 2003. From 2005 to 2007, Ms. Josephs was a managing director of Starwood Capital Group, a private equity firm specializing in real estate investments. Ms. Josephs was previously employed as a senior executive with Goldman Sachs from 1986 to 1996, where she served in various capacities. Prior to working at Goldman Sachs, Ms. Josephs served as an analyst for Booz Allen & Hamilton, Inc. in New York from 1982 to 1984. Ms. Josephs also serves on the board of directors of iStar Financial, Inc. and MFA Financial, Inc. Ms. Josephs was also a director of Instinet Group Incorporated prior to its acquisition in 2005.

Ms. Josephs’ background as an investment banking professional brings valuable knowledge of finance and capital markets to the Board. Her experience as a managing director of Starwood Capital Group, where she spent time evaluating and managing numerous real estate investments, also adds knowledge and expertise in this important area to the Company. Ms. Josephs’ experience evaluating financial statements in her professional career, along with her experience as an audit committee member on other public company boards, qualifies her as a member of the Board’s Audit Committee and as its designated financial expert.

PLUM CREEK 2011 NOTICE AND PROXY STATEMENT | 13

Name	Age	Background
John G. McDonald	73

Professor McDonald was elected to the Board of Directors of the Company on July 1, 1999. Professor McDonald is a Professor of Finance at the Graduate School of Business at Stanford University where he has been a faculty member since 1968 and where he holds the Stanford Investors Chair. Professor McDonald also serves as a director of iStar Financial, Inc., QuinStreet, Inc., Scholastic Corp. and twelve mutual funds managed by Capital Research and Management Company. Mr. McDonald was also a director of Varian, Inc. prior to its acquisition during 2010.

Professor McDonald is an internationally noted finance and investment expert. His background and expertise in equity markets, investment and financial management, entrepreneurial finance and private equity investing and asset management brings to the Board a keen understanding of the investor’s perspective of the Company and its operations. Professor McDonald’s experience evaluating financial statements, along with his experience as an audit committee member on other public company boards, qualifies him to serve as Chairman, and as a valuable member of, the Board’s Audit Committee.

Robert B. McLeod	69

Mr. McLeod was appointed to the Board of Directors of the Company in June 2004. Since 1999, Mr. McLeod has served as the chairman of the board of directors and chief executive officer of Newland Communities, a national developer of master planned communities.

As the chief executive officer of a large real estate development company, Mr. McLeod brings specific real estate experience and expertise to the Board. His experience managing and overseeing a large, complex and geographically diverse business organization, along with his experience managing corporate issues relating to growth, strategic planning, economic downturns and competition, is also directly relevant and valuable to the Company and the Board.

John F. Morgan Sr.	64

Mr. Morgan was appointed to the Board of Directors of the Company in October 2006. Since 2001, Mr. Morgan has owned and managed Morgan Timber, LLC, a private timberland and real estate management and development company. Mr. Morgan previously held positions in general banking and public securities investment management at First Orlando Corporation (Sun Trust) from 1969 to 1972 and Citizens & Southern Corporation (Bank of America) from 1973 to 1978, and later helped found INVESCO Capital Management, a global money management firm, where he served from 1979 to 2000.

Mr. Morgan is a private timber investor and brings to the Board valuable experience and understanding of the Company’s principal business. Along with his timber management background, Mr. Morgan’s vast experience in the general banking industry, including his experience at INVESCO as a co-founder and member of senior management, also brings to the Board a valuable and relevant background in finance and capital markets, as well as experience in managing a large and complex business organization. As a former investment manager, Mr. Morgan also brings a keen understanding of the investor’s perspective of the Company and its operations. His experience evaluating financial statements also qualifies him to serve as a valuable member of the Board’s Audit Committee.

Marc F. Racicot	62

Mr. Racicot was appointed to the Board of Directors of the Company on March 1, 2010. Mr. Racicot is an attorney and served as President and Chief Executive Officer of the American Insurance Association from August 2005 until February 2009. Prior to that, he was an attorney at the law firm of Bracewell & Giuliani, LLP from 2001 to 2005. He is a former Governor (1993 to 2001) and Attorney General (1989 to 1993) of the State of Montana. Mr. Racicot was appointed by President Bush to serve as the Chairman of the Republican National Committee from 2002 to 2003 and he served as Chairman of the Bush/Cheney Re-election Committee from 2003 to 2004. He presently serves on the board of directors of The Avista Corp., Massachusetts Mutual Life Insurance Company and The Washington Companies. Mr. Racicot previously served on the board of directors of Burlington Northern Santa Fe Corporation (publicly held company until 2010), Siebel Systems Inc. (publicly held company until 1995) and Allied Capital Corporation (publicly held company until 2010).

Mr. Racicot brings to the Board a wealth of experience in government and the practice of law. As the former Governor and Attorney General for the State of Montana, an important area of the Company’s operations, Mr. Racicot adds great breadth of experience and understanding of how government and large complex business organizations interact. As an experienced lawyer, he also has valuable skill and background in the areas of regulatory and operational risk oversight. His experience as an audit committee member on other public company boards also qualifies him to serve as a valuable member of the Board’s Audit Committee.

14 | PLUM CREEK 2011 NOTICE AND PROXY STATEMENT

Name	Age	Background
John H. Scully	66

Mr. Scully served as a director of the general partner of the former master limited partnership from November 1992 through July 1999 and was elected to the Board of Directors of the Company on July 1, 1999. He is a founder and is the managing director of SPO Partners & Co., a private investment firm, where he has served since 1969. Mr. Scully also serves as chairman of the board of directors for Advent Software, Inc.

Mr. Scully is well known for his expertise and vast experience in directing and managing large investments, both in public and private equity markets. His experience and depth of knowledge positions him well to bring to the Board a clear understanding of the investor’s perspective of the Company and its operations. As a principal director of a group of private equity funds that once owned a substantial equity stake in the Company, Mr. Scully has a particularly deep understanding of the Company’s businesses.

Stephen C. Tobias	66

Mr. Tobias was appointed to the Board of Directors of the Company in October 2001. Mr. Tobias served as the vice chairman and chief operating officer of Norfolk Southern Corporation, a rail transportation company, from 1998 through 2009, and as the vice president of Norfolk Southern Railway Company, a subsidiary of Norfolk Southern Corporation, from 2000 through 2009. He previously served as executive vice president-operations of Norfolk Southern Corporation and vice president and chief operating officer of Norfolk Southern Railway Company. Mr. Tobias also served as a director of Norfolk Southern Railway Company.

As the former chief operating officer of Norfolk Southern Railway Company, Mr. Tobias brings to the Board the perspective and experience of an executive who has directed and overseen the management of a large, complex and geographically diverse business organization. He also has valuable experience managing corporate issues relating to growth, strategic planning, economic downturns and competition. His understanding of the rail transportation industry is of particular relevance to the Board because of the role that transportation plays in the Company’s principal business of supplying wood products to end users.

Martin A. White	69

Mr. White was appointed to the Board of Directors of the Company in July 2006. From 1998 to 2006, Mr. White served as chairman and chief executive officer of MDU Resources Group, Inc., a diversified natural resource company that provides energy, natural resource products and related services to both U.S. and international markets. Mr. White has also served as a Senior Advisor to the Tharaldson School of Business at the University of Mary since 2006. He is currently the chairman of the board of trustees at the University of Mary and a director of First Interstate BancSystem, Inc. and MainLine Management LLC, the general partner of Buckeye GP Holdings L.P.

As the former chief executive officer of MDU Resources Group, Mr. White brings to the Board the perspective and experience of an executive who has directed and overseen the management of a large, complex and geographically diverse business organization. He also has valuable experience managing corporate issues relating to growth, strategic planning, economic downturns and competition. His keen understanding of the natural resources and extractive industry business is directly relevant to the Company’s businesses, and his understanding of the energy business is also valuable to the Company as it explores opportunities in the area of alternative energy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES ON THE ENCLOSED PROXY CARD. UNLESS INDICATED OTHERWISE, THE SHARES WILL BE VOTED “FOR” EACH OF THE NOMINEES TO BE ELECTED TO THE BOARD OF DIRECTORS.

PLUM CREEK 2011 NOTICE AND PROXY STATEMENT | 15

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Company’s common stock as of March 10, 2011 for each director, each Named Executive Officer, and the directors and executive officers as a group and any person or entity known to the Company to beneficially own more than 5% of the Company’s common stock. Amounts shown do not include restricted stock units because restricted stock units do not confer the right to vote on stockholder matters. Unless otherwise indicated, the address of each person is c/o Plum Creek Timber Company, Inc., 999 Third Avenue, Suite 4300, Seattle, Washington, 98104-4096.

Name of Individual or Identity of Group	Number of Shares Beneficially Owned		Percent of Class
Beneficial Owners of More than 5%
BlackRock, Inc. 40 East 52nd Street New York, New York 10022	9,625,365	(A)	5.95%

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	8,373,255	(B)	5.17%

Directors
Rick R. Holley	872,053	(C)	*
Robin Josephs	29,200	(D)	*
John G. McDonald	42,000	(E)	*
Robert B. McLeod	17,000		*
John F. Morgan Sr.	10,914		*
Marc F. Racicot	4,000		*
John H. Scully	76,000	(F)	*
Stephen C. Tobias	26,000	(G)	*
Martin A. White	17,951		*

Named Executive Officers
Thomas M. Lindquist	204,877	(H)	*
David W. Lambert	123,847	(I)	*
James A. Kilberg	51,299	(J)	*
Larry D. Neilson	90,224	(K)	*

Directors & Executive Officers as a Group (19 persons, including those named above)	2,084,920		1.29%

*	Represents less than 1.0% of the outstanding shares of common stock, based on 161,852,713 shares of common stock outstanding as of March 10, 2011.

(A)	Based solely on information contained in a Form 13GA filed by BlackRock, Inc. on February 8, 2011 with the Securities and Exchange Commission.

(B)	Based solely on information contained in a Form 13G filed by The Vanguard Group, Inc. on February 10, 2011 with the Securities and Exchange Commission.

(C)

Includes 26,542 shares of common stock held by a Company benefits trust over which Mr. Holley, on behalf of the Company, has voting power. Mr. Holley disclaims beneficial ownership of these shares. Also includes 695,000 shares of common stock issuable under stock options exercisable within sixty days of March 10, 2011.

(D)

Includes 200 shares of common stock held in trust for the benefit of Ms. Josephs’ children and 3,000 shares of common stock held in a trust over which Ms. Josephs has voting and dispositive power. Also includes 9,000 shares of common stock issuable under stock options exercisable within sixty days of March 10, 2011.

16 | PLUM CREEK 2011 NOTICE AND PROXY STATEMENT

(E)

Includes 24,000 shares held in a family trust over which Mr. McDonald has voting and dispositive power, and 2,000 shares held in an individual retirement account. Also includes 12,000 shares of common stock issuable under stock options exercisable within sixty days of March 10, 2011.

(F)	Includes 12,000 shares of common stock issuable under stock options exercisable within sixty days of March 10, 2011.

(G)

Includes 12,000 shares of common stock issuable under stock options exercisable within sixty days of March 10, 2011. Amount shown does not include 7,186 shares of common stock deferred under the Plum Creek Deferral Plan and held by a Company benefits trust. Mr. Tobias does not have voting or dispositive power over these shares under the terms of the plan, but he does maintain an economic and pecuniary interest in the shares.

(H)	Includes 146,250 shares of common stock issuable under stock options exercisable within sixty days of March 10, 2011.

(I)	Includes 107,000 shares of common stock issuable under stock options exercisable within sixty days of March 10, 2011.

(J)	Includes 35,250 shares of common stock issuable under stock options exercisable within sixty days of March 10, 2011.

(K)	Includes 73,250 shares of common stock issuable under stock options exercisable within sixty days of March 10, 2011.

EXECUTIVE COMPENSATION

This section describes and analyzes the Company’s compensation program for its named executive officers. The named executive officers include the Company’s Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and the three most highly compensated executive officers other than the CEO and CFO who were serving as executive officers at the end of 2010 (collectively, the “Named Executive Officers” or “NEOs”).

In this Compensation Discussion and Analysis, we first provide an overview of our executive compensation program and its risk management implications. We then provide a detailed discussion of those programs, addressing objectives, the details of the programs and 2010 compensation. This section concludes with information about the risk management implications of our compensation policies and practices.

Overview

The following provides a brief overview of the key elements of our executive compensation program:

•	The objectives of our compensation program are to attract, retain and motivate talented and experienced executives;

•

We provide our NEOs with a balanced compensation program including base salary (which did not increase in 2009 or 2010), short and long-term incentives, health and welfare, retirement benefits and a limited number of perquisites;

•	Short-term incentives support our “pay-for-performance” philosophy;

•

Long-term incentives also support our “pay-for-performance” philosophy and are designed to focus our executives on long-range strategic goals to maximize stockholder value, as well as serving as a retention device;

•	We target total compensation at the 50th percentile of the market and at the 75th percentile for superior performance;

PLUM CREEK 2011 NOTICE AND PROXY STATEMENT | 17

•	We use equity-based awards to align the interests of our executives with those of our stockholders; and

•	Our executives do not have employment or change-in-control agreements, except as provided in the long-term incentive plans.

The following provides a brief overview of the risk management implications of our compensation policies and practices:

•	No aspect of the Company’s compensation policies or practices poses material adverse risk; and

•	The Company has taken reasonable steps to mitigate any potential risks that may exist.

Compensation Discussion and Analysis

Objectives of our Executive Compensation Program

Our executive compensation programs are organized around the following objectives:

•	Attracting talented and experienced executives;

•	Retaining the executive management required to lead the Company; and

•	Motivating executive management to deliver superior performance.

These objectives reflect our belief that the attraction and retention of a highly qualified executive management team serves the long-term interests of our stockholders.

With these objectives in mind, the following principles help guide our decisions regarding executive compensation:

•

NEO compensation opportunities should be competitive with market practices. In order to attract and retain executives with the experience and skills necessary to lead the Company and deliver strong performance to our stockholders, we are committed to providing competitive total annual compensation opportunities. We target our base salaries to the middle (50th percentile) of the market, which we consider to be represented by the range of pay that is plus or minus 10 percent of the 50th percentile. We also target our total cash compensation (i.e., base salary plus target annual cash incentives) and total direct compensation (i.e., total cash compensation plus the expected value of long-term incentives) to the middle (50th percentile) of the market. For superior Company performance, we target the 75th percentile for total cash and total direct compensation. Total cash and total direct compensation earned by the executives may vary from the 50th percentile based on actual performance. The actual value of the long-term incentive compensation of each NEO as compared to market is dependent upon the Company’s future performance.

Towers Watson, the independent consultant to the Compensation Committee, has provided the Committee with comparative market data for base salaries, total cash and total direct compensation. Based on existing economic conditions, management recommended that the Compensation Committee make no salary adjustments for executive officers for 2010, and the Compensation Committee agreed with management’s recommendations. As a result, Towers Watson was not asked to conduct a current comparative market compensation analysis, though it did continue to provide general advice and counsel to the Compensation Committee during 2010. However, in late 2010 Towers Watson was asked to provide current comparative market data on 2010 salaries to assist the Compensation Committee in making compensation decisions for 2011.

To determine our performance under certain of our long-term incentive plans, we use a peer group of Real Estate Investment Trusts (“REITs”), forest products companies and general industry (i.e., S&P 500 Peer Group). In years when we benchmark executive compensation, we use a subset of the peer companies that are similar in size to Plum Creek from a revenue and market-capitalization perspective. We also refer to the National Association of Real Estate Investment Trusts (“NAREIT”) salary survey to benchmark compensation for our Senior Vice President (“SVP”), Real Estate, a position held by James A. Kilberg.

18 | PLUM CREEK 2011 NOTICE AND PROXY STATEMENT

The following tables list the peer companies we use to evaluate Company performance under our long-term incentive plans and the subset of these companies that we have previously used to benchmark executive compensation:

Peer Groups for Measuring Long-Term Incentive Plan Performance

Forest Products Peer Group	Real Estate Companies Peer Group	S&P 500 Peer Group
Deltic Timber	A total of 96 companies that comprise the Morgan Stanley REIT Index	A total of 500 companies that comprise the S&P 500 Index
International Paper
Louisiana-Pacific
MeadWestvaco
Potlatch
Rayonier
St. Joe
TimberWest
Universal Forest Products
Weyerhaeuser

Subset of Companies Previously Used for Benchmarking Compensation

Forest Products Peer Group	Real Estate	S&P 500 Peer Group
Louisiana-Pacific	NAREIT Salary Survey	A total of 152 companies with revenues between $1 to $5 billion included in the S&P 500 Index (see Appendix A of this Proxy Statement for a listing of the 152 companies we have used to benchmark compensation)
MeadWestvaco
Potlatch
Rayonier
St. Joe
Universal Forest Products

•

Other compensation considerations. When making compensation decisions, we consider each NEO’s experience; the transferability of the NEO’s skills; the relevance of the NEO’s experience to other potential employers; and the NEO’s readiness to assume a more significant role either within the Company or with another organization.

In addition to base salary and annual and long-term incentives, we offer competitive benefit programs including health and welfare, a 401(k) savings plan and a defined benefit pension and supplemental benefit pension. We also offer our NEOs a small number of perquisites. These are described in more detail in Our Executive Compensation Programs.

•

A substantial portion of NEO compensation should be performance-based. Our executive compensation program emphasizes pay-for-performance. This means that stockholder returns along with corporate performance, both short- and long-term, determine the largest portion of executive pay. For our NEOs, over 70% of total direct compensation is performance-based.

The compensation package for our NEOs and other members of management includes a number of components that are designed to align individual compensation with the short-term and long-term performance of the Company:

–

Annual incentive awards are earned based on achievement of a financial target: funds from operations (“FFO”) generally defined as net income plus non-cash charges equal to depletion, depreciation and amortization and the cost basis for lands sold.

PLUM CREEK 2011 NOTICE AND PROXY STATEMENT | 19

–

There are three components of our long-term incentive program: stock options, restricted stock units and value management awards. Compensation from all three components is tied either to growth in our stock price or to total return to stockholders. Long-term incentive plan awards to the NEOs are determined by the Compensation Committee. These components are described in more detail in Our Executive Compensation Programs.

•

Our NEOs’ interests should be aligned with those of our stockholders. Approximately half the value of our long-term incentive compensation is delivered in the form of equity—stock options and restricted stock units that are settled in shares of stock, the value of which is dependent upon the performance of our stock price. The remaining portion of our long-term incentives—our value management awards—provide cash and/or stock awards based on our total stockholder return performance relative to return performance earned by the forest products, REIT and S&P 500 industry groups described earlier.

In addition, we have share ownership guidelines for our NEOs. These guidelines require executives to hold a sufficient amount of Company stock to ensure that changes in our stock performance affects our executives as it affects our stockholders. All our NEOs have met or exceeded the guidelines.

Named Executive Officers	Stock Ownership Target as a Multiple of Salary
Rick R. Holley	Five [5] x Base Salary

Thomas M. Lindquist	Three [3] x Base Salary

David W. Lambert	Two [2] x Base Salary

James A. Kilberg	Two [2] x Base Salary

Larry D. Neilson	Two [2] x Base Salary

•

NEO compensation should be perceived as fair and equitable. We strive to create a compensation program that will be perceived, internally and externally, as fair and equitable. In most years, we conduct analyses of market pay levels and consider each NEO’s experience and impact on the organization. Ultimately, the Compensation Committee exercises its judgment in determining the relative value and equity among the NEOs.

20 | PLUM CREEK 2011 NOTICE AND PROXY STATEMENT

Our Executive Compensation Programs

The basic elements of our 2010 executive compensation program are summarized in the following table. A more detailed discussion of these elements follows the table.

Element	Characteristics	Purpose

Base salary	Fixed element of compensation. All employees are eligible for periodic increases in base salary.	Intended to support market-competitiveness of pay package and is commensurate with each position’s role and responsibilities.

Annual incentive plan awards	Performance-based cash incentive. Compensation Committee retains discretion to adjust actual award. Amount earned depends on Company performance.	Amount earned for achievement of target levels of performance intended to support market-competitiveness of pay package. Potential for lesser or greater amounts intended to motivate participants to achieve superior financial performance for the Company.

Long-term incentive plan awards:	Performance-based incentive. Compensation Committee retains discretion to adjust size of grants. Amounts earned/realized depend upon changes in stock price and total stockholder return relative to peer groups.	Size of grant intended to reward individuals’ prior contributions to the performance of the Company, and future expectations, and to recognize the value of the individual to the organization.

• Stock option awards		• Service-based vesting conditions intended to retain executives. Amount realized from exercise of stock options rewards absolute stock price appreciation.

• Restricted stock unit awards		• Service-based vesting conditions intended to retain executives. Amount realized upon vesting dependent upon stock price performance.

• Value management awards		• Performance-based vesting conditions intended to reward superior total stockholder return relative to each of the peer groups.

Retirement income benefits	Retirement income is a function of base salary, earned annual incentive awards and years of service with the Company.	Intended to support market-competitiveness of pay package. Benefit is affected by years of service and cash compensation (base salary plus annual bonus). Encourages retention and superior performance.

Executive benefits and perquisites	Executive benefits and perquisites include an annual physical, tax and financial planning advice and matching contributions to the Thrift and Profit Sharing Plan.	These benefits are provided as part of a market-competitive compensation package designed to attract and retain talented managers.

Change in Control	Under the terms of the long-term incentive plan, if a plan participant were terminated by the Company within one year following a change-in-control of the Company for any reason other than cause, all of such individual’s awards under the long-term incentive plan would become vested.	The change-in-control provision in the long-term incentive plan is provided to promote stability and continuity of the management team and is consistent with market practice.

PLUM CREEK 2011 NOTICE AND PROXY STATEMENT | 21

Detailed Explanation of Executive Compensation

Total Direct Compensation

•

Base Salary. We provide base salaries for each NEO commensurate with the services each provides to the Company because we believe a portion of total direct compensation should be provided in a form that is fixed and liquid. In order to attract and retain the executive management required to lead the Company, consistent with prevailing market practices we have calibrated base salary to represent approximately 30% of total direct compensation (base salary plus annual incentive plus the value of long-term incentives as of the grant date). In establishing base salary levels of the NEOs and other members of the management team, we have typically considered market median pay levels among individuals in comparable positions within the forest products and general industries, and in the case of our Senior Vice President (“SVP”), Real Estate, also include the real estate industry. We also consider individual experience, contributions and responsibilities.

Determinations regarding base salary adjustments (as well as other elements of compensation) are made in connection with the annual performance reviews of the NEOs and other members of the management team. The CEO reviews each NEO’s annual performance and makes salary recommendations based on merit to the Compensation Committee. The Committee reviews and discusses these recommendations, makes any changes it deems appropriate, and makes the final decision.

To determine the compensation for the CEO, the Compensation Committee reviews the annual performance evaluations completed by each member of the Board of Directors, as reviewed and compiled by the Chairman of the Compensation Committee. Using this information, the Compensation Committee exercises its judgment and determines the appropriate level of remuneration.

•

Annual Incentive Plan Awards. NEOs and other employees of the Company are eligible to receive a cash bonus based upon the financial performance of the Company. The Compensation Committee believes this element of compensation is important to focus management efforts and provide rewards for annual financial results that are aligned with creating value for our stockholders. The table below shows the threshold, target and maximum bonus opportunities represented as a percentage of base salary effective as of the end of the year under the 2010 Annual Incentive Plan at corresponding levels of financial performance results versus plan. Bonus awards are paid on a sliding scale for performance between threshold and target and for performance between target and maximum.

Named Executive Officer	< 80% of financial goal achieved	80% of financial goal achieved	100% of financial goal achieved	120% of financial goal achieved

Rick R. Holley	No bonus paid	55% of salary	110% of salary	165% of salary

Thomas M. Lindquist	No bonus paid	45% of salary	90% of salary	135% of salary

David W. Lambert	No bonus paid	40% of salary	80% of salary	120% of salary

James A. Kilberg	No bonus paid	40% of salary	80% of salary	120% of salary

Larry D. Neilson	No bonus paid	40% of salary	80% of salary	120% of salary

Earned annual bonuses are determined at year-end based on the Company’s performance against the target performance goal of budgeted funds from operations, or FFO, which is net income plus non-cash charges equal to depletion, depreciation and amortization, and the cost basis of land sales. Budgeted FFO is presented to the Company’s Board of Directors and is approved at the first Board of Directors meeting in early February.

•

Long-Term Incentive Plan Awards. Long-term incentive potential represents approximately 50% of our NEOs’ total direct compensation. NEOs and other employees of the Company currently receive annual grants of stock

22 | PLUM CREEK 2011 NOTICE AND PROXY STATEMENT

options, restricted stock units and value management award units. The mix between these forms of awards is designed to be approximately 50% of the total value delivered in value management awards, 25% in stock options and 25% in restricted stock units. We believe this mix represents a balance among vehicles, rewarding for stock price appreciation and relative stockholder return while supporting both the retention and motivation of our NEOs.

When the Committee makes individual determinations with respect to the type and amount of each long-term incentive vehicle granted by the Company, it considers each NEO’s past performance as well the Committee’s future expectations of each executive.

–

Stock Option Awards. Stock option awards provide recipients the right to purchase shares of common stock at a fixed exercise price for a period of up to 10 years. The exercise price of each stock option is based on the fair market value of the common stock on the grant date. Stock options are earned on the basis of continued service to the Company and vest in four equal annual installments beginning one year after the date of grant.

–

Practices Regarding the Grant of Options and Other Stock-Based Awards. Since the approval of the Stock Incentive Plan in 2000, the Compensation Committee has followed the practice of making all option grants to its eligible employees on a single date each year, at its regularly scheduled meeting in late January or early February. This meeting has historically occurred within two weeks following the release of our annual earnings. The Compensation Committee believes it is appropriate that annual awards are made at a time when material information regarding our performance for the preceding year has been disclosed.

While the vast majority of our awards to NEOs have been made pursuant to our annual grant program, the Compensation Committee retains discretion to make awards to NEOs at other times, for example when hiring a new executive, for retention purposes or to reflect a significant increase in responsibility.

As described above, all stock options are granted with an exercise price equal to the fair market value of our common stock on the date of grant. Fair market value is defined as the closing market price of a share of our common stock on the date of grant. We do not have any program, plan or practice of awarding stock options and setting the exercise price based on a date or price other than the closing market price on the grant date. All grants to NEOs are made by the Compensation Committee and not pursuant to delegated authority.

Option re-pricing is expressly prohibited by the terms of the Stock Incentive Plan. The Plan also expressly requires that options be granted at current fair market value, so “in-the-money” grants are also expressly prohibited.

–

Restricted Stock Unit Awards. RSUs provide recipients with shares of common stock upon lapse of the award restrictions. RSUs vest 25% per year beginning one year after the date of grant. The recipients of the RSUs are entitled to receive a cash amount equal to any dividends declared and paid on the Company’s common stock.

–

Value Management Awards. Value management awards are performance-based awards that result in cash and/or stock payments to participants based on the Company’s three-year total stockholder return (stock price appreciation plus dividends paid) relative to that of the previously-identified peer groups. The Company’s performance is measured against the peer group as follows: 50% S&P 500 Index, 25% forest product companies and 25% Morgan Stanley REIT Index. The value of each unit is zero if relative total stockholder return is below the 50th percentile for each of the peer groups and has a maximum value of $200 if the Company’s relative total stockholder return is at or above the 75th percentile for each of the peer groups. Awards are paid on a sliding scale for performance between the 50th percentile and 75th percentile.

PLUM CREEK 2011 NOTICE AND PROXY STATEMENT | 23

–

Additional Information. For more information regarding stock option awards, restricted stock unit awards and value management awards, refer to the Company’s disclosure in its Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC on February 25, 2011, Part II, Item 8 Notes to Consolidated Financial Statements—Note 13 Share-Based Compensation.

Other Compensation

•

Perquisites. Our NEOs receive a small number of perquisites provided by or paid by the Company. The value and allowance of these perquisites varies by position and they generally include costs for monthly parking, financial tax preparation and an annual physical. The total value of these benefits (to the extent they exceed $10,000 per year, per employee) is disclosed on page 28 in the All Other Compensation column of the Summary Compensation Table for the Year 2010. We provide these perquisites because they are provided by many of the companies from which we attract executive talent and are, therefore, beneficial for recruitment and retention purposes.

•

Deferred Compensation Plan. For some years, the Company offered a non-qualified deferred compensation plan as a standard executive benefit. Prior to 2010, executives were eligible to defer base salary, annual cash incentive bonus or value management award payments (cash or stock). Participants invest in the same mutual funds available to participants in the 401(k) plan, with earnings based on mutual fund performance.

Retirement Benefits

•

Thrift and Profit Sharing Plan (401(k) Plan). The Company offers a Thrift and Profit Sharing Plan to all of its employees because we wish to encourage our employees to save a portion of their cash compensation for retirement in a tax-efficient manner. The plan provides a Company match of up to 6% of employee cash compensation (up to the IRS annual limit), depending on the Company’s performance.

•

Qualified Plum Creek Pension Plan. The Pension Plan is a tax-qualified and noncontributory defined benefit plan that covers substantially all employees. NEOs accrue benefits under this plan unless restricted based on IRS limitations.

•

Supplemental Plans. These plans provide benefits that make up for benefits lost due to IRS limitations. The benefits are based on the gross amount of salary and incentive bonuses but exclude all other forms of compensation.

•

CEO Pension Benefit. As described in the Pension Benefits as of December 31, 2010 section of this Proxy Statement on pages 34 and 35, the Compensation Committee has provided Mr. Holley with a market-competitive pension benefit.

The Company believes that the Qualified Pension Plan and the Supplemental Plans are an important part of our NEOs’ compensation program, serving an important role in the retention of our senior executives. Our various pension plan benefit formulas and valuations are described on pages 34 and 35 of this Proxy Statement.

Severance and Other Termination Benefits

Currently, we do not have any employment, severance or change-in-control contracts except for certain change-in-control and termination event provisions in the Stock Incentive Plan, under which stock options, value management awards and restricted stock unit awards are granted. According to the terms of the Plan, if an NEO is terminated by the Company within one year following a change-in-control for any reason other than cause, or if an NEO resigns for good reason:

•	All unvested stock options become fully vested and exercisable;

•	All restrictions applicable to any shares of restricted stock or restricted stock units lapse; and

24 | PLUM CREEK 2011 NOTICE AND PROXY STATEMENT

•

The maximum performance goal measure for each value management award is deemed achieved and a pro rata amount (based on the number of months elapsed with respect to each performance period) of each award is paid in cash to the NEO within 10 business days of termination or resignation.

There are similar accelerated vesting provisions that are triggered upon the death or total disability of an NEO, except that unvested value management awards are forfeited in these circumstances. These provisions and their assumed value as of December 31, 2010 are described on pages 37 and 38 of this Proxy Statement.

Decisions by the Company Regarding 2010 Compensation

The Compensation Committee approves all compensation for the Chief Executive Officer, Chief Financial Officer and other NEOs. Information about the Compensation Committee and its composition, responsibilities and operations can be found under Board of Directors and Corporate Governance—Board Committees—Compensation Committee on pages 6 and 7 of this Proxy Statement.

Role of Management in Compensation Decisions

Management plays a significant role in the compensation setting process by preparing materials for each Compensation Committee meeting. Additionally, the CEO plays a significant role in the compensation process for NEOs other than himself by:

•	Evaluating each NEO’s annual performance;

•	Attending the Compensation Committee meetings and elaborating on performance criteria and on each NEO’s individual performance; and

•	Recommending compensation decisions including base salary, annual incentives and long-term incentive awards.

The Compensation Committee determines Mr. Holley’s compensation during executive session. He makes no recommendations regarding any element of his own compensation.

2010 Pay Decisions

Generally, pay decisions are approved by the Compensation Committee at its February meeting. In order to make informed decisions, the Compensation Committee reviewed several documents and analyses during 2009 and prior to the February meeting in 2010, including:

•	Recommendations from Towers Watson on guidelines for the long-term incentive program as described previously on pages 22 and 23.

•

Tally sheet for the NEOs that included current compensation opportunities, the value of retirement benefits and perquisites as well as a three-year history of amounts earned under cash and long-term incentive programs. In addition, the summary provided a current view of accrued but unearned compensation as well as potential payments that would be received on various termination events.

•	The CEO’s performance assessment for each of the NEOs and other executives for which the Compensation Committee approves compensation.

•	The Board of Director’s performance assessment for the CEO as reviewed and compiled by the Chair of the Compensation Committee.

In past years, the Compensation Committee has also reviewed a competitive compensation analysis for each NEO relative to the peer groups described previously in this Compensation Discussion and Analysis. In 2010, however, no

PLUM CREEK 2011 NOTICE AND PROXY STATEMENT | 25

such analysis was commissioned from Towers Watson. Instead, management recommended, and the Compensation Committee agreed, that the NEOs not receive any increase in base salary compensation for 2010. The Committee also approved annual incentive payments to the NEOs as driven by Company performance and made increases to long-term incentive awards for Messrs. Holley, Lindquist and Kilberg to provide these key executives with additional performance and retention incentives.

Annual Incentives Earned for 2010 Performance

The FFO budget for 2010 was set at $454 million in February 2010 by the Board of Directors. The Company achieved $441 million in FFO for 2010 or approximately 97% of the budgeted performance target. As in the past, throughout the year management made strategic decisions to reduce or increase harvest levels based on market conditions. Because of weak markets, the Company partially deferred harvesting sawlogs allowing those higher value trees to grow until markets and prices recover. At the same time, management increased the harvest of pulpwood where markets were stronger. Additionally, the Company incurred an unbudgeted $13 million debt prepayment charge associated with its successful debt refinancing activity.

In light of the foregoing, management recommended to the Compensation Committee that the NEOs not be penalized for the debt prepayment charge, nor penalized for reducing, or advantaged by increasing, harvests where those decisions were made to preserve and create value for the Company and its stockholders. In total, these harvest and debt prepayment charge adjustments resulted in adjusted FFO of $459 million. The Committee followed management’s recommendation and, exercising its discretion under the Annual Incentive Plan, awarded 2010 annual incentive bonus awards based on adjusted FFO of $459 million, or 101% of budget. The discretionary portions of the awards are reflected in the Bonus column of the Summary Compensation Table for the Year 2010 on page 28 of this Proxy Statement.

Actual Compensation Earned, Vested or Realized During 2010

The Compensation Committee targets total direct compensation at the 50th percentile of the market with the opportunity to earn up to the 75th percentile for superior performance. Summarized in the table below is the compensation earned, vested or realized for each NEO during 2010. Cash compensation earned during 2010 was approximately at target levels. However, amounts earned for the value management awards with a three-year performance period ending on December 31, 2010 was zero because performance was below the threshold performance goal.

Compensation Earned, Vested and Realized During 2010(1)	Rick Holley	Thomas Lindquist	David Lambert	James Kilberg	Larry Neilson
Salary(2)	$830,000	$500,000	$340,000	$330,000	$312,000
Annual Incentive Bonus Award(3)	$938,108	$462,375	$279,450	$271,260	$256,464
Restricted Stock Units(4)	$456,120	$218,558	$154,435	$149,189	$111,179
Value Management Award	$0	$0	$0	$0	$0
Stock Options(5)	$0	$0	$0	$92,650	$0

Total	$2,224,228	$1,180,933	$773,885	$843,099	$679,643

1.	Excludes retirement benefits and perquisites.
2.	Amount paid during 2010.
3.	Amount paid in February 2011 with respect to 2010.
4.	Represents the value of common stock acquired upon vesting of restricted stock units during 2010.
5.	Value realized during 2010 in connection with the exercise of stock options.

26 | PLUM CREEK 2011 NOTICE AND PROXY STATEMENT

Other Pay Decisions

For 2011, the Committee approved prospective changes to its guidelines for making awards under the Annual Incentive Plan. Under the new guidelines, the maximum bonus potential for achieving 120% of target financial performance is 220% of year-end base salary for the CEO, 180% of year-end base salary for the Company’s executive vice president, and 160% of year-end base salary for all other executive officers listed in the Company’s annual report on Form 10-K. The guidelines for paying bonus awards relative to the Company achieving 100%, 80% and below 80% of target financial performance were not changed. As before, the Compensation Committee retains discretion under the plan to approve actual bonus awards above and below the parameters stated in the guidelines based on individual management performance and accomplishment of strategic objectives. The Compensation Committee approved these changes based upon the recommendation of Towers Watson, who advised the Compensation Committee that doing so would bring the Annual Incentive Plan more in line with competitive practices while achieving the Compensation Committee’s objectives for the plan.

PLUM CREEK 2011 NOTICE AND PROXY STATEMENT | 27

Compensation Tables

The following abbreviations are sometimes used in the tables presented in this section:

•	AIP – Annual Incentive Plan

•	RSUs – restricted stock units

•	VMAs – value management awards

Summary Compensation Table for the Year 2010

The following table sets forth a summary of compensation for the Named Executive Officers. Information for years ended December 31, 2010, December 31, 2009 and December 31, 2008 are included. Annual compensation amounts are on an accrual basis and include amounts deferred at the Named Executive Officer’s election.

Name and Principal Position	Year	Salary ($)		Bonus(A) ($)		Stock Awards ($)(B)		Option Awards ($)(C)		Non-Equity Incentive Plan Compensation ($)(D)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(E)		All Other Compensation ($)(F)		Total ($)

Rick R. Holley President and Chief Executive Officer	2010 2009 2008	$ $ $	830,000 830,000 830,000	$ $ $	84,014 91,092 —	$ $ $	2,226,780 1,921,675 1,472,695	$ $ $	1,260,000 982,800 968,800	$ $ $	854,094 737,248 963,630	$ $ $	552,805 308,443 2,260,356	$ $ $	40,157 62,274 69,681	$ $ $	5,847,850 4,933,532 6,565,162

Thomas M. Lindquist Executive Vice President and Chief Operating Officer	2010 2009 2008	$ $ $	500,000 500,000 500,000	$ $ $	41,375 45,125 —	$ $ $	839,335 657,955 531,615	$ $ $	630,000 456,300 346,000	$ $ $	421,000 363,375 475,000	$ $ $	167,500 187,061 124,153	$ $ $	25,040 50,100 47,092	$ $ $	2,624,250 2,259,916 2,023,860

David W. Lambert Sr. Vice President and Chief Financial Officer	2010 2009 2008	$ $ $	340,000 340,000 340,000	$ $ $	25,130 27,200 —	$ $ $	468,205 441,710 364,210	$ $ $	225,000 175,500 173,000	$ $ $	254,320 219,640 286,960	$ $ $	234,376 290,202 247,244	$ $ $	14,700 36,650 38,024	$ $ $	1,561,731 1,530,902 1,449,438

James A. Kilberg Sr. Vice President, Real Estate	2010 2009 2008	$ $ $	330,000 330,000 330,000	$ $ $	24,420 26,400 —	$ $ $	512,450 366,555 339,325	$ $ $	198,000 140,400 103,800	$ $ $	246,840 213,180 278,520	$ $ $	65,239 85,374 24,049	$ $ $	14,700 37,477 40,104	$ $ $	1,391,649 1,199,386 1,115,798

Larry D. Neilson Sr. Vice President, Business Development	2010 2009 2008	$ $ $	312,000 312,000 312,000	$ $ $	23,088 24,960 —	$ $ $	344,495 325,150 253,365	$ $ $	144,000 112,320 103,800	$ $ $	233,376 201,552 263,328	$ $ $	57,012 77,043 9,743	$ $ $	14,700 44,225 39,454	$ $ $	1,128,671 1,097,250 981,690

(A)

Bonus—these amounts reflect the discretionary portion of the Annual Incentive Plan cash bonus. For more information regarding the discretionary portion of the Annual Incentive Plan for 2010, refer to the section Annual Incentives Earned for 2010 Performance on page 26 of this Proxy Statement. The remainder of the Annual Incentive Plan cash bonus is reported in the Non-Equity Incentive Plan Compensation column to the Summary Compensation Table for the Year 2010. See also footnote (D) below.

(B)

Stock Awards—these amounts do not reflect actual value realized by the recipient. In accordance with SEC rules, amounts in this column represent the grant date fair value, calculated in accordance with Accounting Standards

28 | PLUM CREEK 2011 NOTICE AND PROXY STATEMENT

Codification (ASC) Topic 718, of restricted stock units and value management awards. The restricted stock unit grant date fair values were $35.22 for 2010, $33.75 for 2009 and $42.98 for 2008. The grant date fair value for each value management award was $88.49 for 2010, $82.81 for 2009 and $49.77 for 2008. For more information regarding outstanding awards held by the Named Executive Officers, refer to the section Outstanding Equity Awards at Fiscal Year-Ended December 31, 2010 beginning on page 31 of this Proxy Statement. For more information regarding these awards and the calculation of their fair value, refer to the Company’s disclosure in its Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC on February 25, 2011, Part II, Item 8 Notes to Consolidated Financial Statements—Note 13 Share-Based Compensation Plans.

(C)

Option Awards—these amounts do not reflect actual value realized by the recipient. In accordance with SEC rules, amounts in this column represent the grant date fair value, calculated in accordance with ASC 718, for stock option grants. The stock option fair values were $9.00 for 2010, $7.02 for 2009 and $6.92 for 2008. For more information regarding outstanding awards held by the Named Executive Officers, refer to the section Outstanding Equity Awards at Fiscal Year-Ended December 31, 2010 beginning on page 31 of this Proxy Statement. For more information regarding these awards and the calculation of their fair value, refer to the Company’s disclosure in its Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC on February 25, 2011, Part II, Item 8 Notes to Consolidated Financial Statements—Note 13 Share-Based Compensation Plans.

(D)

Non-Equity Incentive Plan Compensation—represents the non-discretionary portion of the cash awards earned under the Annual Incentive Plan. See also footnote (A) above. For more information regarding the Annual Incentive Plan for the Named Executive Officers, refer to the Compensation Discussion and Analysis beginning on page 18 of this Proxy Statement.

(E)

Change in Pension Value and Nonqualified Deferred Compensation Earnings—represents the aggregate change in the actuarial present value of each officer’s accumulated benefit under the Plum Creek Pension Plan. For more information regarding retirement benefits for the Named Executive Officers, refer to the Compensation Discussion and Analysis beginning on page 18 of this Proxy Statement. There were no above-market or preferential earnings on deferred compensation for any Named Executive Officer.

(F)

All Other Compensation—represents the value of certain benefits and perquisites provided to the Named Executive Officers. Amounts reported for each Named Executive Officer include $14,700 representing Company matching contributions to the Plum Creek qualified Thrift and Profit Sharing Plan. Compensation reported for Messrs. Holley and Lindquist include amounts for monthly parking and professional tax preparation fees. Compensation reported for Mr. Holley also includes $5,028 for personal use of a Company leased aircraft. The cost for these benefits and perquisites were calculated based on the incremental cost to the Company during 2010.

Grants of Plan-Based Awards During 2010

The following table supplements the Summary Compensation Table for the Year 2010 and lists both annual and long-term incentive awards made during 2010 to each Named Executive Officer.

Annual incentive awards are made under the terms of the Annual Incentive Plan. Amounts shown for Annual Incentive Plan awards under the column entitled Estimated Possible Payouts Under Non-Equity Incentive Plan Awards represent payments the Named Executive Officer could have received under the Annual Incentive Plan depending on Company performance for 2010. The Annual Incentive Plan award actually earned for 2010 (and paid in February 2011) is reported in the Summary Compensation Table for the Year 2010 under the columns entitled Bonus and Non-Equity Incentive Plan Compensation on page 28.

Restricted stock units, value management awards and stock options are granted under the Company’s Stock Incentive Plan. Amounts shown for value management awards under the column entitled Estimated Possible Payouts Under Equity Incentive Plan Awards represent payments the Named Executive Officer could receive depending on Company performance at the end of the three-year performance period on December 31, 2012. Amounts shown for restricted stock units under the column entitled All Other Stock Awards and amounts shown for stock options under

PLUM CREEK 2011 NOTICE AND PROXY STATEMENT | 29

the column entitled All Other Option Awards represent the number of restricted stock units and stock options granted to the Named Executive Officer. Amounts shown under the column entitled Grant Date Fair Value of Stock and Option Awards represent the fair value, calculated in accordance with ASC Topic 718, of the restricted stock units, stock options and value management awards on the date that those awards were granted to the Named Executive Officer.

For a discussion of the material terms of these incentive awards and an explanation of the amount of each element of compensation relative to total compensation, refer to the Compensation Discussion and Analysis beginning on page 18 of this Proxy Statement.

Name	Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(A)			Estimated Future Payouts Under Equity Incentive Plan Awards(B)			All Other Stock Awards: Number of Shares of Stock or Units (#)(C)	All Other Option Awards: Number of Securities Underlying Options (#)(D)	Exercise Price of Option Awards ($/SH)(E)	Grant Date Fair Value of Stock and Option Awards ($)(F)
		Plan Award	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)

Rick R. Holley President and Chief Executive Officer	No Grant Date	AIP	$456,500	$913,000	$1,369,500	—	—	—	—	—	—	—
	February 8, 2010	RSUs	—	—	—	—	—	—	18,000	—	—	$633,960
	February 8, 2010	Stock Options	—	—	—	—	—	—	—	140,000	$35.22	$1,260,000
	February 8, 2010	VMAs	—	—	—	—	$1,800,000	$3,600,000	—	—	—	$1,592,820

Thomas M. Lindquist Executive Vice President and Chief Operating Officer	No Grant Date	AIP	$225,000	$450,000	$675,000	—	—	—	—	—	—	—
	February 8, 2010	RSUs	—	—	—	—	—	—	7,500	—	—	$264,150
	February 8, 2010	Stock Options	—	—	—	—	—	—	—	70,000	$35.22	$630,000
	February 8, 2010	VMAs	—	—	—	—	$650,000	$1,300,000	—	—	—	$575,185

David W. Lambert Sr. Vice President and Chief Financial Officer	No Grant Date	AIP	$136,000	$272,000	$408,000	—	—	—	—	—	—	—
	February 8, 2010	RSUs	—	—	—	—	—	—	4,500	—	—	$158,490
	February 8, 2010	Stock Options	—	—	—	—	—	—	—	25,000	$35.22	$225,000
	February 8, 2010	VMAs	—	—	—	—	$350,000	$700,000	—	—	—	$309,715

James A. Kilberg Sr. Vice President, Real Estate	No Grant Date	AIP	$132,000	$264,000	$396,000	—	—	—	—	—	—	—
	February 8, 2010	RSUs	—	—	—	—	—	—	4,500	—	—	$158,490
	February 8, 2010	Stock Options	—	—	—	—	—	—	—	22,000	$35.22	$198,000
	February 8, 2010	VMAs	—	—	—	—	$400,000	$800,000	—	—	—	$353,960

Larry D. Neilson Sr. Vice President, Business Development	No Grant Date	AIP	$124,800	$249,600	$374,400	—	—	—	—	—	—	—
	February 8, 2010	RSUs	—	—	—	—	—	—	3,500	—	—	$123,270
	February 8, 2010	Stock Options	—	—	—	—	—	—	—	16,000	$35.22	$144,000
	February 8, 2010	VMAs	—	—	—	—	$250,000	$500,000	—	—	—	$221,225

(A)

Estimated possible payouts under non-equity incentive plan awards—represents the value of potential payments under the Annual Incentive Plan to each of the Named Executive Officers based on 2010 performance. For more information regarding the Annual Incentive Plan and Threshold, Target and Maximum plan payouts, refer to the Compensation Discussion and Analysis beginning on page 18 of this Proxy Statement.

(B)

Estimated future payouts under equity incentive plan awards—Threshold, Target and Maximum values disclosed for value management awards represent the dollar value of potential payments to each of the Named Executive Officers based upon performance over the period 2010 through 2012 and continued service through 2012. Earned value management awards may be paid partially in stock if the executive is not in compliance with the Company’s stock ownership guidelines. For more information regarding these awards and plan payouts, refer to the Compensation Discussion and Analysis beginning on page 18 of this Proxy Statement and the Company’s disclosure

30 | PLUM CREEK 2011 NOTICE AND PROXY STATEMENT

in its Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC on February 25, 2011, Part II, Item 8 Notes to Consolidated Financial Statements—Note 13 Share-Based Compensation Plans.

(C)

All other stock awards—represents the number of shares of the Company stock that will be earned by each of the Named Executive Officers upon satisfaction of the vesting conditions associated with the grant of restricted stock units. For more information regarding these awards, refer to the Compensation Discussion and Analysis beginning on page 18 of this Proxy Statement and the Company’s disclosure in its Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC on February 25, 2011, Part II, Item 8 Notes to Consolidated Financial Statements—Note 13 Share-Based Compensation Plans.

(D)

All other option awards—represents the number of stock options that will be earned by each of the Named Executive Officers upon satisfaction of the vesting conditions associated with the grant. For more information regarding these awards, refer to the Compensation Discussion and Analysis beginning on page 18 of this Proxy Statement and the Company’s disclosure in its Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC on February 25, 2011, Part II, Item 8 Notes to Consolidated Financial Statements—Note 13 Share-Based Compensation Plans.

(E)	Exercise price of option awards—represents the exercise price of stock options. This price is equal to the closing market price of our common stock on the date of grant.

(F)

Grant date fair value of stock and option awards—represents the respective grant date fair value, calculated in accordance with ASC Topic 718, of the restricted stock units, stock options and value management awards granted to the Named Executive Officers in 2010. For more information regarding these awards, refer to the Company’s disclosure in its Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC on February 25, 2011, Part II, Item 8 Notes to Consolidated Financial Statements—Note 13 Share-Based Compensation Plans.

Outstanding Equity Awards at Fiscal Year-Ended December 31, 2010

The following table presents information for all outstanding equity awards held by the Named Executive Officers as of December 31, 2010. Outstanding equity awards consist of stock options, reported under the table heading Option Awards, and value management awards and restricted stock units, reported under the table heading Stock Awards. Option Awards information includes the number of shares of common stock underlying both vested and unvested stock options, along with the exercise price and expiration date associated with each grant of stock options. Stock Awards information includes the number of outstanding restricted stock units and value management awards and the market value or estimated payout value of each as of December 31, 2010.

PLUM CREEK 2011 NOTICE AND PROXY STATEMENT | 31

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(A)		Number of Securities Underlying Unexercised Options Unexercisable (#)(B)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(C)		Market Value of Shares or Units of Stock That Have Not Vested ($)(D)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(E)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(F)

Rick R. Holley	2010 Options	–	2010 Options	140,000	$35.22	February 8, 2020	2010 RSUs	18,000	$674,100
President and Chief Executive Officer	2009 Options	35,000	2009 Options	105,000	$33.75	February 9, 2019	2009 RSUs	10,500	$393,225
	2008 Options	70,000	2008 Options	70,000	$42.98	February 4, 2018	2008 RSUs	7,000	$262,150
	2007 Options	75,000	2007 Options	25,000	$40.42	February 5, 2017	2007 RSUs	2,500	$93,625
	2006 Options	90,000	2006 Options	–	$35.74	February 3, 2016
	2005 Options	95,000	2005 Options	–	$37.49	February 9, 2015				VMA Units	35,500	$0
	2004 Options	100,000	2004 Options	–	$30.91	February 2, 2014
	2003 Options	100,000	2003 Options	–	$21.91	January 28, 2013

Thomas M. Lindquist	2010 Options	–	2010 Options	70,000	$35.22	February 8, 2020	2010 RSUs	7,500	$280,875
Executive Vice President and Chief Operating Officer	2009 Options	16,250	2009 Options	48,750	$33.75	February 9, 2019	2009 RSUs	4,500	$168,525
	2008 Options	25,000	2008 Options	25,000	$42.98	February 4, 2018	2008 RSUs	3,000	$112,350
	2007 Options	30,000	2007 Options	10,000	$40.42	February 5, 2017	2007 RSUs	21,250	$795,813
	2006 Options	35,000	2006 Options	–	$35.74	February 3, 2016
	2005 Options	35,000	2005 Options	–	$37.49	February 9, 2015				VMA Units	12,000	$0

David W. Lambert	2010 Options	–	2010 Options	25,000	$35.22	February 8, 2020	2010 RSUs	4,500	$168,525
Sr. Vice President and Chief Financial Officer	2009 Options	6,250	2009 Options	18,750	$33.75	February 9, 2019	2009 RSUs	3,375	$126,394
	2008 Options	12,500	2008 Options	12,500	$42.98	February 4, 2018	2008 RSUs	2,500	$93,625
	2007 Options	18,750	2007 Options	6,250	$40.42	February 5, 2017	2007 RSUs	1,250	$46,813
	2006 Options	10,000	2006 Options	–	$35.74	February 3, 2016
	2005 Options	10,000	2005 Options	–	$37.49	February 9, 2015				VMA Units	7,000	$0
	2004 Options	10,000	2004 Options	–	$30.91	February 2, 2014
	2003 Options	10,000	2003 Options	–	$21.91	January 28, 2013
	2002 Options	4,500	2002 Options	–	$29.70	January 24, 2012

James A. Kilberg	2010 Options	–	2010 Options	22,000	$35.22	February 8, 2020	2010 RSUs	4,500	$168,525
Sr. Vice President, Real Estate	2009 Options	5,000	2009 Options	15,000	$33.75	February 9, 2019	2009 RSUs	2,625	$98,306
	2008 Options	7,500	2008 Options	7,500	$42.98	February 4, 2018	2008 RSUs	2,500	$93,625
	2007 Options	11,250	2007 Options	3,750	$40.42	February 5, 2017	2007 RSUs	1,250	$46,813
	2006 Options	10,000	2006 Options	–	$35.74	February 3, 2016
	2005 Options	9,000	2005 Options	–	$37.49	February 9, 2015				VMA Units	7,000	$0
	2004 Options	9,000	2004 Options	–	$30.91	February 2, 2014

Larry D. Neilson	2010 Options	–	2010 Options	16,000	$35.22	February 8, 2020	2010 RSUs	3,500	$131,075
Sr. Vice President, Business Development	2009 Options	4,000	2009 Options	12,000	$33.75	February 9, 2019	2009 RSUs	2,625	$98,306
	2008 Options	7,500	2008 Options	7,500	$42.98	February 4, 2018	2008 RSUs	1,500	$56,175
	2007 Options	11,250	2007 Options	3,750	$40.42	February 5, 2017	2007 RSUs	675	$25,279
	2006 Options	12,000	2006 Options	–	$35.74	February 3, 2016
	2005 Options	9,000	2005 Options	–	$37.49	February 9, 2015				VMA Units	5,000	$0
	2004 Options	9,000	2004 Options	–	$30.91	February 2, 2014
	2003 Options	5,000	2003 Options	–	$21.91	January 28, 2013
	2002 Options	5,000	2002 Options	–	$22.21	October 15, 2012

32 | PLUM CREEK 2011 NOTICE AND PROXY STATEMENT

(A)

Represents stock options held by each of the Named Executive Officers. The stock options vest 25% per year over four years, beginning one year after the grant date, and expire 10 years from the grant date.

(B)	See footnote (A).

(C)

Represents restricted stock units held by each of the Named Executive Officers. Awards were granted on February 5, 2007, February 4, 2008, February 9, 2009 and February 8, 2010, and each award vests 25% per year over four years on February 3rd of each year of the vesting period. In addition, Mr. Lindquist was granted 20,000 restricted stock units on February 5, 2007 that vested entirely on February 3, 2011.

(D)	Represents the market value of unvested stock awards based on a price of $37.45, the closing stock price of the Company’s common stock on December 31, 2010.

(E)

Represents 2009 and 2010 value management awards. The three-year performance period for the 2009 and 2010 value management awards ends on December 31, 2011 and 2012, respectively. Value management awards vest at the end of their respective performance periods.

(F)

Represents the estimated value of unearned 2009 and 2010 value management awards as of December 31, 2010. Amounts shown are estimates calculated in accordance with SEC disclosure rules. The estimated value of the value management awards is the product of (i) the number of value management award units outstanding, multiplied by (ii) the deemed value management award unit value. For the 2009 and 2010 value management awards, the deemed value is $0 per unit as of December 31, 2010 because actual performance as of that date is below “threshold” performance of $0 per unit under the terms of each award.

Option Exercises and Stock Vested During 2010

The following table presents information about equity awards granted in previous years that vested during 2010. Information under the heading Option Awards pertains to the exercise of stock options by Named Executive Officers during 2010. Information under the heading Stock Awards pertains to restricted stock units that vested during 2010. The value of value management awards for the three-year performance period ended December 31, 2010 was zero.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)

Rick R. Holley President and Chief Executive Officer	—	—	RSUs	12,000	$456,120

Thomas M. Lindquist Executive Vice President and Chief Operating Officer	—	—	RSUs	5,750	$218,558

David W. Lambert Sr. Vice President and Chief Financial Officer	—	—	RSUs	4,063	$154,435

James A. Kilberg Sr. Vice President, Real Estate	5,000	$92,650	RSUs	3,925	$149,189

Larry D. Neilson Sr. Vice President, Business Development	—	—	RSUs	2,925	$111,179

PLUM CREEK 2011 NOTICE AND PROXY STATEMENT | 33

Pension Benefits as of December 31, 2010

The Company maintains three pension plans: the Supplemental Benefits Plan, the Supplemental Pension Plan and the Plum Creek Pension Plan. Only the Plum Creek Pension Plan is a tax-qualified defined benefit plan under the Internal Revenue Code (“IRC”). Officers whose earnings exceed IRC limitations for tax qualified plans accrue benefits that they would have had, but lost, because of such limitations under either the Supplemental Benefits Plan or the Supplemental Pension Plan. Some officers are prevented from participating in the qualified plan altogether because of IRC rules limiting the percentage of plan benefits that can accrue to the officers of the Company. The Board designates the officers who participate in the Supplemental Benefits Plan. All officers of the Company who are not designated to participate in the Supplemental Benefits Plan participate in the Plum Creek Pension Plan and Plum Creek Supplemental Pension Plan.

Each plan provides a pension benefit that is based upon either a cash balance formula, final average pay formula or both. For those eligible to accrue benefits under each formula, on termination of service to the Company, they will receive the greater of the two benefit amounts. Under the cash balance formula, age-weighted pay credits are allocated to a hypothetical account for the participant. The pay credits range is from 4% to 6% of earnings (gross salary and annual incentive cash bonus). Amounts in the hypothetical account are allocated interest credits tied to the 30-year Treasury interest rate. The benefit amount under the final average pay formula is equal to (i) 1.1% of the highest five consecutive year average earnings (gross salary and annual incentive cash bonus) over the 10 years prior to termination from the Company, plus 0.5% of the highest five consecutive year average earnings over the previous 10 years in excess of one-third of the Old Age Survivors and Disability Insurance taxable wage base in effect during the year of termination, multiplied by (ii) the number of years of total credited service at the Company, up to a maximum of 30 years. Unless otherwise specified by the Board of Directors, officers who joined the Company after September 1, 2000, accrue benefits under the cash balance plan. Officers in the Supplemental Benefits Plan accrue benefits under the final average pay formula. Officers in the Supplemental Pension Plan who joined the Company prior to September 1, 2000, accrue benefits under each formula and, on termination of service to the Company, will receive the greater of the two benefit amounts. Benefits for Mr. Lindquist are calculated according to the final average pay formula. Benefits for Mr. Lambert are calculated according to both the final average pay and the cash balance formulas, and he will receive the greater of the two benefit amounts upon termination of service to the Company. Mr. Kilberg’s and Mr. Neilson’s benefits are each based on the cash balance formula.

Under each plan, a participant becomes eligible for early retirement at age 55 with 10 years of service. Before early retirement age, the benefit is significantly reduced under each plan. Under the Plum Creek Pension Plan and the Supplemental Pension Plan, the accrued benefit is reduced by 5% for each year the participant’s actual retirement date precedes age 62 up to a 25% total benefit reduction at age 57. Thereafter, the benefit is reduced by an additional 7% at age 56, 6% at age 55 and 17% at age 54. For the Supplemental Benefits Plan, the benefit is reduced by 2% for each year the participant’s actual retirement date precedes the date the participant would have attained age 65, or the date the participant could have retired after attaining age 60 with 30 years of credited service, if earlier, up to a 20% total benefit reduction at age 55. At age 54, the benefit is reduced by an additional 35%. Given these total benefit reduction factors, the early retirement benefits earned under these plans substantially increases once the participant reaches at least age 55 with 10 years of service to the Company. Early retirement does not affect benefits accrued under the cash balance formula. Mr. Lindquist and Mr. Lambert are eligible for early retirement benefits in 2015, assuming they maintain continuous employment with the Company from now until then. Mr. Kilberg and Mr. Neilson are not eligible for early retirement benefits because their benefits are based on the cash balance formula.

In addition to the foregoing benefit reductions, benefits accrued under the Plum Creek Pension Plan, and any benefits paid from any predecessor pension plans, reduce on a dollar-for-dollar basis the benefits payable from either the Supplemental Benefits Plan or the Supplemental Pension Plan. Payments from predecessor plans for Messrs. Holley and Lambert are $100,000 and $20,000, respectively.

34 | PLUM CREEK 2011 NOTICE AND PROXY STATEMENT

All benefits under the Supplemental Benefits Plan and Supplemental Pension Plan are paid in the form of a lump sum payable six months following the participant’s date of termination. Under the Plum Creek Pension Plan, participants may elect to have benefits paid either in the form of an annuity or in the form of a lump sum payment payable any time between the first of the month following termination and age 65. For non-cash balance formula plan participants, lump sum payments are calculated based on the 30-year Treasury interest rate in effect during the year the participant terminates.

In lieu of the benefit described above, an enhanced benefit is payable to Mr. Holley upon reaching age 55. Mr. Holley turned 55 during 2007. This enhanced annual benefit, payable in the form of a lump sum six months following his date of termination, equals 50% of his highest five consecutive year average earnings out of the last ten years. This percentage increases 2% for each year Mr. Holley continues employment with the Company beyond age 55. As of December 31, 2010, he is eligible for an enhanced annual benefit equal to 57.67% of his highest five consecutive year average earnings out of the last ten years. This benefit is reduced by the $100,000 payment described above and by Mr. Holley’s estimated primary Social Security benefit.

The following table presents information about each Named Executive Officer’s pension benefits.

Name	Plan Name	Number of Years Credited Service (#)(A)	Present Value of Accumulated Benefits ($)(B )	Payments During Last Fiscal Year ($)

Rick R. Holley President and Chief Executive Officer	Supplemental Benefits Plan	28	$13,930,405	$0

Thomas M. Lindquist Executive Vice President and Chief Operating Officer	Supplemental Benefits Plan	9	$706,040	$0

David W. Lambert Sr. Vice President and Chief Financial Officer	Supplemental Pension Plan	22	$945,212	$0
	Plum Creek Pension Plan	22	$381,462	$0

James A. Kilberg Sr. Vice President, Real Estate	Supplemental Pension Plan	8	$251,459	$0
	Plum Creek Pension Plan	8	$117,254	$0

Larry D. Neilson Sr. Vice President, Business Development	Supplemental Pension Plan	8	$214,014	$0
	Plum Creek Pension Plan	8	$107,064	$0

(A)

Represents the number of years of credited service under the Plum Creek Pension Plan (a tax qualified plan), the Supplemental Pension Plan and the Supplemental Benefits Plan, as applicable. As discussed on pages 34 and 35 under Pension Benefits as of December 31, 2010, some officers have accrued benefits under more than one plan because of earnings exceeding IRC limitations for tax qualified plans.

(B)

Represents the present value of accumulated benefits assuming retirement at the earliest age at which unreduced benefits could be paid. The reported amounts are based in part on an assumed retirement age of 65 for all participants except for Messrs. Holley and Lambert, for whom reported amounts assumed a retirement age of 60 for Mr. Holley and age 62 for Mr. Lambert. For a complete discussion of the other assumptions used in computing the amounts in Present Value of Accumulated Benefits, see the Company’s disclosure in its Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC on February 25, 2011, Part II, Item 8 Notes to Consolidated Financial Statements—Note 12 Employee Pension and Retirement Plans.

PLUM CREEK 2011 NOTICE AND PROXY STATEMENT | 35

Nonqualified Deferred Compensation for 2010

Prior to 2010, the NEOs had the opportunity to participate in the Plum Creek Timber Company, Inc. Deferral Plan (the “Deferral Plan”). Under the terms of the Deferral Plan, each NEO could choose to defer receipt of all or any portion of his or her base salary, annual cash incentive bonus under the Annual Incentive Plan or payouts in cash or stock of value management awards. No other form of compensation could be deferred under the Deferral Plan. Previously deferred amounts earn a market investment rate of return that varies with the NEO’s specific choice of investment among those investments offered by the Deferral Plan administrator. Participants could invest in the same mutual funds that are available to participants in our Thrift and Profit Sharing Plan.

At the time a deferral election was made, participants made a distribution election among the following choices: lump sum payment following termination of service to the Company, five annual payments following termination of service to the Company or ten annual payments following termination of service to the Company. Payments will be made, or in the case of annuities will begin, in January of the year following termination of service for all terminations occurring between January 1st and June 30th. Payments will be made or will begin in July of the year following termination of service for all terminations occurring between July 1st and December 31st. Under the terms of the Deferral Plan, participants may not modify their distribution election.

The following table presents information about compensation that was previously deferred by the Named Executive Officers.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(A)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(B)

Rick R. Holley President and Chief Executive Officer	$ 0	$ 0	$0	$ 0	$0

Thomas M. Lindquist Executive Vice President and Chief Operating Officer	$ 0	$ 0	$90,208	$ 0	$1,167,760

David W. Lambert Sr. Vice President and Chief Financial Officer	$ 0	$ 0	$0	$ 0	$0

James A. Kilberg Sr. Vice President, Real Estate	$ 0	$ 0	$0	$ 0	$0

Larry D. Neilson Sr. Vice President, Business Development	$ 0	$ 0	$0	$ 0	$0

(A)	Represents investment earnings or losses on deferred compensation. These earnings represent a market-based rate of return based on the investment elections made by the NEO.

(B)

Represents the balance of all deferred compensation by the NEO through December 31, 2010, including earnings on such deferred amounts. Amounts deferred prior to 2010 totaling $958,400 were reported in previous years in the summary compensation tables of the Company’s proxy statements.

36 | PLUM CREEK 2011 NOTICE AND PROXY STATEMENT

Termination Payments at December 31, 2010

No officer of the Company has an employment or change-in-control contract other than termination and change-in-control provisions in the Stock Incentive Plan that apply to any incentive award granted under the plan.

The Stock Incentive Plan, pursuant to which the stock options, restricted stock awards, restricted stock units and value management awards are granted, contains specific termination and change-in-control provisions. According to the terms of such plan, if an NEO is terminated by the Company within one year following a change-in-control for any reason other than for Cause, or if the NEO is to resign for Good Reason:

•	All unvested stock options would become fully vested and exercisable;

•	All restrictions applicable to any shares of restricted stock awards would lapse and all outstanding restricted stock units would vest; and

•

The maximum performance goal measure for each value management award would be deemed to be achieved and a pro rata amount (based on the number of months elapsed with respect to each performance period) of each award would be paid in cash to the NEO within 10 business days of termination.

Under the Stock Incentive Plan, the term “Cause” is defined to mean: (i) a plan participant’s conviction of or guilty plea to the commission of an act or acts constituting a felony under the laws of the United States or any state thereof; (ii) action by a plan participant involving personal dishonesty, theft or fraud in connection with the plan participant’s duties as an employee of the Company or a subsidiary of the Company; or (iii) if applicable, a breach of any one or more material terms of a plan participant’s employment agreement with the Company. The term “Good Reason” is defined to mean, without a plan participant’s written consent: (i) a reduction in the plan participant’s titles, positions, duties and responsibilities as in effect immediately prior to a change in control; (ii) a reduction in the plan participant’s annual base salary or aggregate compensation and benefits opportunities as in effect immediately prior to a change in control; or (iii) relocation of the plan participant’s principal place of employment to a location more than 35 miles from the plan participant’s principal place of employment immediately prior to a change in control.

Furthermore, if an NEO is terminated due to death or total disability, there are similar accelerated vesting provisions, except that unvested value management awards are forfeited. Pension and nonqualified deferred compensation benefits are not enhanced upon termination. See pages 34 and 35 of this Proxy Statement for information about accrued pension benefits and accrued nonqualified deferred compensation benefits.

The Company also maintains a broad-based severance program covering all employees which provides up to ten weeks’ pay depending on years of service. For certain position elimination separations, the Company has provided extended benefits equal to two weeks of pay for every year of service up to one year in consideration of a waiver and release for all potential claims. The Compensation Committee reserves the right to adjust this program for executives as well.

PLUM CREEK 2011 NOTICE AND PROXY STATEMENT | 37

The following table presents information about cash payments and the cash value of accelerated vesting that would be payable to, or realized by, an NEO upon a termination of employment following a change in control or by reason of death or total disability of the NEO.

	Termination of Service—Change in Control(A)				Termination of Service—Death or Total Disability(B)
Name	Value Management Awards	Stock Options	Restricted Stock/ Units	Total	Value Management Awards	Stock Options	Restricted Stock/ Units	Total

Rick R. Holley President and Chief Executive Officer	$3,533,333	$700,700	$1,423,100	$5,657,133	$0	$700,700	$1,423,100	$2,123,800

Thomas M. Lindquist Executive Vice President and Chief Operating Officer	$1,166,666	$336,475	$1,357,563	$2,860,704	$0	$336,475	$1,357,563	$1,694,038

David W. Lambert Sr. Vice President and Chief Financial Officer	$700,000	$125,125	$435,356	$1,260,481	$0	$125,125	$435,356	$560,481

James A. Kilberg Sr. Vice President, Real Estate	$666,667	$104,560	$407,269	$1,178,496	$0	$104,560	$407,269	$511,829

Larry D. Neilson Sr. Vice President, Business Development	$500,000	$80,080	$310,835	$890,915	$0	$80,080	$310,835	$390,915

(A)

Calculations assume that on December 31, 2010, (i) a change-in-control occurred and (ii) each of the NEOs is terminated and eligible for enhanced benefits under the Company’s Stock Incentive Plan. The change in control value of unvested stock options and restricted stock units represents the intrinsic value of those awards based on a price of $37.45, the closing stock price of the Company’s common stock on December 31, 2010. Value management awards are valued based on a maximum value of $200 per unit.

(B)

Calculations assume that on December 31, 2010, each of the NEO’s employment with the Company is terminated due to death or total disability. The termination of service value of unvested stock options and restricted stock units represents the intrinsic value of those awards based on a price of $37.45, the closing price of the Company’s common stock on December  31, 2010. Value management awards are forfeited.

Risk Management Implications of Compensation Policies and Practices

This section contains information relating to potential risks arising from the policies and practices of the Company’s compensation program and the steps taken to mitigate any such risks.

The Compensation Committee has conducted a risk assessment of the Company’s compensation program and concluded that no aspect of the program was reasonably likely to have a material adverse impact on the Company. A significant portion of our compensation is performance based, however the Compensation Committee does not believe that it encourages unnecessary risk-taking. The Compensation Committee has focused on using the compensation program to align the interests of executives with the long-term interests of the Company and its stockholders.

Two polices in our compensation program help to reduce the overall risk to long-term stockholder value for the sake of short-term performance: stock ownership guidelines for directors and executive officers and a compensation “claw back” policy.

38 | PLUM CREEK 2011 NOTICE AND PROXY STATEMENT

Share Ownership Guidelines. All executive officers and members of our Board of Directors are required to hold a sufficient amount of stock to ensure that changes in our stock performance affect directors and executives as it affects all stockholders. Executive officers who do not meet or exceed these guidelines must take one half of any future value management award payment in stock until they meet the guidelines.

Claw Back Policy. To further reduce the incentives to seek short-term gains at the expense of long-term stockholder value, the Compensation Committee adopted a claw back policy that applies to all incentive compensation awards made to executive officers after December 31, 2009. The policy allows the Company to seek reimbursement of incentive compensation paid, or gains realized upon the sale of stock or exercise of stock options, if such payments or gains were predicated upon financial results that were fraudulent or subject to material negative restatement and the executive officer engaged in fraud or knowingly violated SEC rules or Company policy that caused such restatement.

Specific aspects of the compensation program with risk implications are discussed below:

•

Annual Incentive Plan. A cash bonus plan that rewards employees for performance over a one-year period could provide incentive to make decisions that are good for the short-term, but that may not be in the Company’s long-term best interests. However, several factors reduce this risk. First, short-term incentives awarded under the Annual Incentive Plan comprise only about 30% of total direct compensation for executive officers, who are more able to materially impact Company performance. Second, Annual Incentive Plan awards for executive officers are tied to the performance of the entire Company; the performance of an individual executive or business unit is not rewarded separately. Third, the Company could seek reimbursement under our claw back policy (described above) for any improper incentive award payment. Finally, the Compensation Committee retains discretion to adjust awards under the plan up or down, depending upon particular circumstances. This allows the Compensation Committee to reward management decisions that are not helpful to short-term results, but that are in the Company’s best long-term interests. Conversely, the Compensation Committee can reduce awards for results predicated upon decisions that may not be in the Company’s long-term interest. Together, these factors balance the benefits of short-term incentives (offering market-competitive compensation packages that can attract and retain the management talent needed to effectively lead the Company) against the risk of encouraging actions which are designed to achieve short-term improvements in share value at the expense of the long-term value goals of the Company.

•

Long Term Incentives. A strong reliance on compensation that is performance-based or vests over time aligns the interests of our management employees with those of our stockholders. At any given point in time, members of our management team have a significant amount of potential compensation in the form of unvested or outstanding awards, all which could decrease in value if they do not manage the business for the long term. This element of the Company’s compensation program reduces the overall risk that these employees would act to increase short-term value at the cost of the Company’s long-term interests. Nonetheless, there are some risks associated with long-term incentives.

Stock Options. Stock options have value only to the extent that the prevailing market price of our stock exceeds the exercise price of the option. This could create incentive for management decisions that temporarily inflate the share price at the expense of long-term value. To partially address this issue, the Company could seek reimbursement under our claw back policy (described above) for any improper gains from exercised options realized by an executive officer.

Another risk associated with stock options is that, generally, employees cannot hold them after leaving the Company. With a few specific exceptions, employees must exercise their vested stock options within 30 calendar days of their termination of employment. Coupled with the fact that the Company does not require employees to hold stock (acquired from any source) for any period of time past their employment, this could create incentive to artificially increase the share price of our stock immediately prior to termination or

PLUM CREEK 2011 NOTICE AND PROXY STATEMENT | 39

retirement from the Company. To partially reduce this risk, the Compensation Committee extended the exercise period from 30 days to three years for employees who retire from the Company with at least ten years of service and who are at least 55 years old. Furthermore, the claw back policy (described above) applies to former as well as current executive officers so that the Company could seek reimbursement of any improper gains.

Restricted Stock Units. Employees forfeit all outstanding restricted stock units when they leave the Company, and the Company does not require that shares of stock, whether acquired from vested restricted stock units or otherwise, be held for any specific period of time after employment. This could create incentive for employees to act in a way that artificially inflates the share price of our stock immediately prior to their termination or retirement from the Company. However, the small percentage of total direct compensation represented by restricted stock units makes this a relatively small risk to the Company. In addition, our claw back policy (described above) could require an executive officer to forfeit to the Company any improperly realized gains from the sale of stock.

Value Management Awards. Employees forfeit their outstanding value management awards when they leave the Company. With no remaining interest in the plan, this could create incentive for employees who intend to leave after completion of their last plan performance period to positively influence short-term Company performance to maximize their award payout. However, as with all elements of our incentive compensation program, our claw back policy (described above) could require forfeiture of any improper payment of an award to an executive officer. Moreover, since the Company’s performance at the end of the performance period for one value management award sets the starting point for the performance goal of the next grant, making annual grants of these awards reduces incentive for continuing employees to create short-term improvements that cannot be sustained.

Equity Compensation Plan Information

The following table summarizes options and other rights outstanding under Plum Creek’s equity-based compensation plans as of December 31, 2010:

Plan category	Securities to Be Issued Upon Exercise(A)	Weighted- Average Exercise Price( B)	Securities Available for Future Issuance(C)
Equity compensation plans approved by security holders	3,546,046	$35.59	6,811,855
Equity compensation plans not approved by security holders	–	–	–

(A)	Number of securities to be issued upon exercise of outstanding stock options and upon vesting of 247,866 outstanding restricted stock units at December 31, 2010.

(B)	Weighted-average exercise price of outstanding stock options does not include unvested restricted stock units at December 31, 2010, which have a weighted-average grant date fair value of $37.09.

(C)

Represents shares available for future issuance under the Stock Incentive Plan. At December 31, 2010, 5.6 million shares of the 12.4 million shares available for issuance under the Stock Incentive Plan have been used for the grant of non-qualified stock options, the grant of restricted stock and restricted stock units, the payment of earned value management awards and earned dividend equivalent rights. The number of shares to be issued in connection with outstanding value management awards is not determinable until the end of their respective performance periods. For a description of the various stock-based grants that may be issued under the Stock

40 | PLUM CREEK 2011 NOTICE AND PROXY STATEMENT

Incentive Plan, refer to the Company’s disclosure in its Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC on February 25, 2011, Part II, Item 8 Notes to Consolidated Financial Statements—Note 13 Share-Based Compensation Plans.

RELATED PARTY TRANSACTIONS

The Company’s Code of Conduct governs related party transactions for the Company’s directors, officers and employees and requires potential conflicts of interest to be reported to the Company’s legal department. The Company’s policy covers any transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be involved and in which any related person had, has or will have a material interest. The Company’s policy recognizes that these transactions can present potential or actual conflicts of interest and create the appearance that corporate decisions are based on considerations other than the best interests of the Company and its stockholders. Nevertheless, the Company’s policy recognizes that there may be situations where a related party transaction may be in, or may not be inconsistent with, the best interests of the Company and its stockholders, including situations where the Company may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the Company provides products or services to related persons on terms comparable to those provided to or by unrelated third parties.

The legal department reviews all information regarding a related party transaction and assesses whether an actual or proposed transaction is or may be inconsistent with the Company’s policy. If the legal department determines that the actual or proposed transaction is or may be inconsistent with the Company’s policy, the transaction is submitted to the Board of Directors for review. In reviewing a transaction, the legal department and the Board take into consideration all of the relevant facts and circumstances available to them, including, but not limited to: (1) the related person’s relationship to the Company and interest in the transaction; (2) the material facts of the transaction, including the amount involved; (3) the benefits to the Company of the transaction; and (4) an assessment of whether the transaction is on terms that are comparable to the terms available to or from an unrelated party.

In addition, any related party transaction involving a director is reviewed annually by the Corporate Governance and Nominating Committee and the Board of Directors in determining the independence of the Company’s directors under the Board’s categorical standards for director independence, SEC rules and the NYSE listing standards. Directors and executive officers are required annually to complete a directors’ and officers’ questionnaire that elicits information about related party transactions. The Corporate Governance and Nominating Committee reviews all transactions and relationships disclosed in the questionnaires and the Board makes a formal determination regarding each director’s independence under the Board’s and the NYSE’s independence standards. There were no related party transactions during 2010.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No person who served as a member of the Compensation Committee at any time during 2010 has any compensation committee interlocks or other insider participation to report. Ms. Josephs and Messrs. McLeod, Tobias and White served as members of the Compensation Committee during 2010. No person who served as a member of the Compensation Committee at any time during 2010 is, or was, an officer or employee of the Company. There were no related party transactions during 2010.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee, consisting entirely of independent non-employee directors, has furnished the following report on executive compensation:

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management of the Company. Based on its review and discussions, the Compensation Committee recommended to

PLUM CREEK 2011 NOTICE AND PROXY STATEMENT | 41

the full Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and in this Proxy Statement.

The foregoing report has been submitted by the following members of the Compensation Committee:

Robin Josephs, Robert B. McLeod, Stephen C. Tobias and Martin A. White (Chairman)

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The members of the Board, certain officers of the Company designated by the Board and persons who hold more than 10 percent of the Company’s common stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which require them to file reports with respect to their ownership of, and transactions in, the Company’s securities and furnish to the Company copies of all such reports they file. Based upon the copies of those reports furnished to the Company, and written representations that no other reports were required to be filed, the Company believes that all reporting requirements under Section 16(a) of the Exchange Act for the year ended December 31, 2010 were met in a timely manner by such designated officers, Board members and greater than 10 percent stockholders.

PROPOSAL 2

Advisory Vote on Executive Compensation (Say-on-Pay)

Executive Compensation Program Overview. The Company’s goal for its executive compensation program and policies is to attract, retain and motivate talented and experienced executives who are crucial to the Company’s long-term success. Stockholders are encouraged to read the Compensation Discussion and Analysis, beginning on page 18 of this Proxy Statement, which describes in more detail the Company’s executive compensation program and policies and the decisions made by the Compensation Committee in 2010. The following provides a brief overview of the key elements of our executive compensation program:

•

We provide our executives with a balanced compensation program including base salary (which did not increase in 2009 or 2010), short and long-term incentives, health and welfare, retirement benefits and a limited number of perquisites;

•	Short-term incentives support our “pay-for-performance” philosophy;

•

Long-term incentives also support our “pay-for-performance” philosophy and are designed to focus our executives on long-range strategic goals to maximize stockholder value, as well as serving as a retention award;

•	We target total compensation at the 50th percentile of the market and at the 75th percentile for superior performance;

•	We use equity-based awards to align the interests of our executives with those of our stockholders; and

•	Our executives do not have employment or change-in-control agreements, except as provided in our long-term incentive plans.

The Compensation Committee and the Board believe that these programs and policies, and the amounts of compensation provided to our executives, are effective in implementing our compensation philosophy and achieving its goals. As required by the Exchange Act, this Proposal 2 gives you, the stockholder, an opportunity to vote to approve, on an advisory basis, our executive compensation through the following resolution:

Resolved, that the stockholders of Plum Creek Timber Company, Inc. approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules.

As an advisory vote, this Proposal 2 is not binding on the Company. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions

42 | PLUM CREEK 2011 NOTICE AND PROXY STATEMENT

expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 2 ON THE ENCLOSED PROXY CARD.

PROPOSAL 3

Advisory Vote on Frequency of Future Executive Compensation Votes (Say-on-Pay)

As described in Proposal 2, the Company’s stockholders have the opportunity to cast an advisory vote on the Company’s executive compensation. The advisory vote on executive compensation described in Proposal 2 is commonly referred to as a “say-on-pay” vote.

As required by the Exchange Act, this Proposal 3 affords stockholders the opportunity to cast an advisory vote on how often the Company should include a say-on-pay vote in its proxy materials for future annual stockholder meetings. Under this Proposal 3, stockholders may vote, on an advisory basis, to have the say-on-pay vote held every 1 year, every 2 years or every 3 years.

The Company believes that say-on-pay votes should be conducted every 1 year so that stockholders may annually express their views on the Company’s executive compensation program. The Compensation Committee values the stockholders’ opinions about these important programs and will consider the outcome of these votes in making its decisions on executive compensation.

This advisory vote, commonly referred to as a “say on frequency” vote, gives you, the stockholder, an opportunity to state your preference on how frequently we should conduct advisory votes on our executive compensation.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO HOLD FUTURE SAY-ON-PAY VOTES EVERY 1 YEAR BY VOTING “1 YEAR” ON THE ENCLOSED PROXY CARD (AS OPPOSED TO VOTING “2 YEARS” OR “3 YEARS”).

PROPOSAL 4

Advisory Vote to Ratify Appointment of the Independent Auditors For 2011

Ernst & Young LLP (“Ernst & Young”) currently serves as the Company’s independent auditors and that firm conducted the audit of the Company’s financial statements for the year 2010. The Audit Committee appointed Ernst & Young in February of 2011 to serve as independent auditors to conduct an audit of the Company’s financial statements for the year 2011, subject to ratification by stockholders. A representative of Ernst & Young will attend the Annual Meeting and be available to respond to appropriate questions and have the opportunity to make a statement if he or she desires to do so.

Selection of the Company’s independent auditors is not required to be submitted to a vote of the stockholders for ratification. However, the Board of Directors is submitting this matter to the stockholders as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain Ernst & Young, and it may retain that firm or another without re-submitting the matter to the Company’s stockholders. Even if the stockholders ratify the appointment of Ernst & Young, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 4 ON THE ENCLOSED PROXY CARD.

PLUM CREEK 2011 NOTICE AND PROXY STATEMENT | 43

INDEPENDENT AUDITORS

Fees to the Independent Auditors for 2009 and 2010

Ernst & Young billed the Company for the following services for the years ended December 31, 2009 and December 31, 2010:

	2009	2010
Audit Fees	$1,220,597	$1,291,967
Audit-Related Fees (A)	$69,980	$33,538
Tax Fees (B)	$545,000	$279,612
All Other Fees	$0	$0
Total Fees	$1,835,577	$1,605,117

(A)	For 2009 and 2010, consulting services relating to financial accounting and financial reporting standards.

(B)

For 2010, tax planning and research in the amount of $50,843 and tax compliance services (including U.S. federal returns) and tax examination assistance in the amount of $228,769. For 2009, tax planning and research in the amount of $356,151 and tax compliance services (including U.S. federal returns) and tax examination assistance in the amount of $188,849.

All of the services provided by the independent auditors in 2009 and 2010 were pre-approved by the Audit Committee, which concluded that the provision of such services by the independent auditors was compatible with the maintenance of its independence in the conduct of its auditing functions. The Audit Committee did not use the “de minimis” exception to pre-approval that is available under SEC rules. Consistent with the terms of its charter, the Audit Committee is required to pre-approve all audit and non-audit services provided by the independent auditors. The Audit Committee may delegate its pre-approval responsibility to a single member of the Audit Committee, provided that any pre-approval decisions made by any such single Committee member is presented to and discussed by the full Committee at its next scheduled meeting. This responsibility has been delegated to Mr. McDonald, the Chairman of the Audit Committee, with respect to services to be provided prior to any scheduled meeting of the Committee.

OUTSTANDING CAPITAL STOCK

The common stock of the Company is its only class of voting capital stock. The Company’s common stock is traded on the New York Stock Exchange. The record date for stockholders entitled to vote at the Annual Meeting is the close of business on March 10, 2011. At the close of business on that date, the Company had 161,852,713 issued and outstanding shares of common stock, $.01 par value. The closing price of the Company’s common stock on that date was $40.54 per share.

STOCKHOLDER PROPOSALS

The Company anticipates that the next annual meeting of stockholders will be held in May of 2012. Any stockholder who desires to submit a proposal for inclusion in the proxy materials related to the next annual meeting of stockholders must do so in writing and it must be received at the Company’s principal executive offices on or before November 26, 2011. Any stockholder proposal submitted for inclusion in the Company’s proxy materials must comply with the requirements of Rule 14a-8 under the Exchange Act.

In order for proposals of stockholders made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received at the Company’s

44 | PLUM CREEK 2011 NOTICE AND PROXY STATEMENT

principal executive offices not later than March 3, 2012. The Company Bylaws require that proposals of stockholders made outside of Rule 14a-8 under the Exchange Act must be submitted, in accordance with the requirements of the Company Bylaws, not earlier than February 2, 2012 and not later than March 3, 2012. Article II, Section 5 of the Company Bylaws governs submission of matters for presentation at stockholder meetings.

ANNUAL REPORT

This Proxy Statement has been preceded or accompanied by the Annual Report for the fiscal year ended December 31, 2010. Stockholders are referred to such report for financial and other information about the activities of the Company. Except for those pages specifically incorporated into this Proxy Statement, such report is not to be deemed a part of the proxy soliciting material.

ANNUAL REPORT ON FORM 10-K

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROXY STATEMENT IS DELIVERED, WITHIN ONE BUSINESS DAY OF RECEIPT OF THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (NOT INCLUDING EXHIBITS TO THE FORM 10-K). REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO PLUM CREEK TIMBER COMPANY, INC., INVESTOR RELATIONS, 999 THIRD AVENUE, SUITE 4300, SEATTLE, WASHINGTON, 98104-4096, OR BY TELEPHONE AT (800) 858-5347 IF CALLING WITHIN THE UNITED STATES AND CANADA, OR AT (206)  467-3600 IF CALLING OUTSIDE THE UNITED STATES AND CANADA (CALL COLLECT).

INCORPORATION BY REFERENCE

According to the provisions of Schedule 14A under the Securities Exchange Act of 1934, the following document or portion thereof is incorporated by reference: “Executive Officers of the Registrant” from Part I of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the Securities and Exchange Commission on February 25, 2011.

OTHER MATTERS

In the event that any matter not described herein is properly presented for a stockholder vote at the Annual Meeting, or any adjournment thereof, the persons named in the form of proxy will vote in accordance with their best judgment. At the time this proxy statement went to press, the Company knew of no other matters that might be presented for stockholder action at the Annual Meeting.

PLUM CREEK 2011 NOTICE AND PROXY STATEMENT | 45

APPENDIX A

Abercrombie & Fitch Co /DE/
Allegheny Energy, Inc
Allegheny Technologies Inc
Allergan Inc
Altera Corp
Ambac Financial Group Inc
American Tower Corp /MA/
Apartment Investment & Management Co
Applera Corp
Autodesk Inc
Bank of New York Mellon Corp
Bard C.R. Inc /NJ/
Bemis Co Inc
Big Lots Inc
Biogen Idec Inc
BJ Services Co
BMC Software Inc
Boston Properties Inc
Broadcom Corp
Brown Forman Corp
CA, Inc.
CB Richard Ellis Group Inc
CenturyTel Inc
Cincinnati Financial Corp
Cintas Corp
Citizens Communications Co
Citrix Systems Inc
Claiborne Liz Inc
Clorox Co /DE/
CME Group Inc.
Coach Inc
Cognizant Technology Solutions Corp
Comerica Inc /NEW/
Commerce Bancorp Inc /NJ/
Compuware Corp
CONSOL Energy Inc
Convergys Corp
Dynegy Inc.
E*TRADE Financial Corp
Ecolab Inc
El Paso Corp /DE
Electronic Arts Inc
ENSCO International Inc
EOG Resources Inc
Equifax Inc
Equity Residential
Expedia, Inc.
Expeditors International of Washington Inc
Fidelity National Information Services, Inc.
First Horizon National Corp
Fiserv Inc

Forest Laboratories Inc
General Growth Properties Inc
Genzyme Corp
Gilead Sciences Inc
H&R Block Inc
Half Robert International Inc /De/
Harman International Industries Inc /De/
Hasbro Inc
Hercules Inc
Hershey Co
Hospira Inc
Host Hotels & Resorts, Inc.
Hudson City Bancorp Inc
Huntington Bancshares Inc /MD
IMS Health Inc
International Flavors & Fragrances Inc
Intuit Inc
Janus Capital Group Inc
JDS Uniphase Corp /CA/
Jones Apparel Group Inc
Juniper Networks Inc
King Pharmaceuticals Inc
KLA-Tencor Corp
Laboratory Corp of America Holdings
Legg Mason Inc
Linear Technology Corp /CA/
LSI Logic Corp
M&T Bank Corp
Manitowoc Co Inc
Marshall & Ilsley Corp /WI/
MBIA Inc
MEMC Electronic Materials Inc
Meredith Corp
MGIC Investment Corp
Microchip Technology Inc
Millipore Corp /MA
Molex Inc
Monster Worldwide Inc
Moodys Corp. /DE/
Mylan Laboratories Inc
Nabors Industries Ltd
National Semiconductor Corp
Network Appliance Inc
New York Times Co
Newmont Mining Corp /DE/
Nicor Inc
Noble Corp
Noble Energy Inc
Northern Trust Corp
Novellus Systems Inc
NVIDIA Corp

NYSE Euronext
Pactiv Corp
Patterson Companies, Inc.
Paychex Inc
Perkinelmer Inc
Pinnacle West Capital Corp
PNC Financial Services Group Inc
Polo Ralph Lauren Corp
Price T Rowe Group Inc
ProLogis
Public Storage, Inc.
Questar Corp
RadioShack Corp
Rockwell Collins Inc
Rowan Companies Inc
SanDisk Corp
Schwab Charles Corp
Scripps E.W. Co /DE
Sealed Air Corp /DE
Sigma-Aldrich Corp
Simon Property Group Inc /DE/
Snap-On Inc
Sovereign Bancorp Inc
Spectra Energy Corp.
St. Jude Medical Inc
Stanley Works
Synovus Financial Corp
Teco Energy Inc
Tellabs Inc
Teradyne Inc
Thermo Fisher Scientific Inc.
Tiffany & Co
Titanium Metals Corp
Torchmark Corp
Transocean Inc
UST Inc
Verisign Inc /CA
Vornado Realty Trust
Vulcan Materials Co
Waters Corp /DE/
Watson Pharmaceuticals Inc
Wendys International Inc
Western Union Co
Windstream Corp
Wm. Wrigley Jr. Co
Wyndham Worldwide Corp
Xilinx Inc
XTO Energy Inc
Zimmer Holdings Inc
Zions Bancorporation /UT/

A-1 | PLUM CREEK 2011 NOTICE AND PROXY STATEMENT

APPENDIX B

SECTION 9 OF ARTICLE II OF THE AMENDED AND RESTATED BY-LAWS

Section 9. Voting. Unless otherwise required by law, the Certificate of Incorporation or these By-laws, any question brought before any meeting of stockholders, other than the election of directors, shall be decided by the vote of the holders of a majority of the total number of votes of the Corporation’ s capital stock represented in person or by proxy at the meeting ~~and entitled to vote on such question~~, voting as a single class, cast for or against such question (with abstentions not considered votes cast). Unless otherwise provided in the Certificate of Incorporation, and subject to Section 5 of Article V hereof, each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in such officer’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

PLUM CREEK 2011 NOTICE AND PROXY STATEMENT | B-1

MAP TO THE WASHINGTON ATHLETIC CLUB

Reprinted with the permission of the Washington Athletic Club

PLUM CREEK ANNUAL STOCKHOLDER MEETING

MAY 3, 2011—2:00 P.M.

WASHINGTON ATHLETIC CLUB

Driving Instructions

Northbound on Interstate Highway 5

Take the Seneca Street Exit

Turn right on Sixth Avenue

Southbound on Interstate Highway 5

Take the Union Street Exit

From Union Street, turn left on Fifth Avenue

Turn left on University Street

Turn left on Sixth Avenue

Westbound on Interstate Highway 90

Merge to Interstate Highway 5 Northbound

Take the Madison Street Exit

Turn left on Madison Street

Turn right on Sixth Avenue

Address

Washington Athletic Club

1325 Sixth Avenue, Seattle,

Washington 98101

•     The Washington Athletic Club is located in downtown Seattle on Sixth Avenue, between Union Street and University Street.

•     Washington Athletic Club Parking is available one block north of the club entrance, just past Union Street on the left.

[Form of Proxy Card]

PLUM CREEK TIMBER COMPANY, INC.

999 THIRD AVENUE, SUITE 4300

SEATTLE, WASHINGTON 98104-4096

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 2, 2011, the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY TELEPHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 2, 2011, the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Plum Creek Timber Company, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote by mail, your proxy card must be received before May 3, 2011 for your vote to be counted.

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Plum Creek in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

[CONTROL NUMBER]

TO VOTE, MARK BLOCKS BELOW IN BLUE		KEEP THIS PORTION FOR YOUR RECORDS
OR BLACK INK AS FOLLOWS:	☒

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PLUM CREEK TIMBER COMPANY, INC.	[CONTROL NUMBER]

The Board recommends a vote FOR each nominee listed below:

Proposal 1 ELECTION OF DIRECTORS.		For	Against	Abstain

1a	Rick R. Holley	☐	☐	☐

1b	Robin Josephs	☐	☐	☐

1c	John G. McDonald	☐	☐	☐

1d	Robert B. McLeod	☐	☐	☐

1e	John F. Morgan Sr.	☐	☐	☐

1f	Marc F. Racicot	☐	☐	☐

1g	John H. Scully	☐	☐	☐

1h	Stephen C. Tobias	☐	☐	☐

1i	Martin A. White	☐	☐	☐

The Board recommends a vote FOR Proposal 2:	For	Against	Abstain
Proposal 2 TO APPROVE, BY NON-BINDING VOTE, EXECUTIVE COMPENSATION.	☐	☐	☐

The Board recommends a vote for 1 YEAR in Proposal 3:	1 Year	2 Years	3 Years	Abstain
Proposal 3 TO CHOOSE, BY NON-BINDING VOTE, THE FREQUENCY OF FUTURE EXECUTIVE COMPENSATION VOTES.	☐	☐	☐	☐

The Board recommends a vote FOR Proposal 4:	For	Against	Abstain
Proposal 4 TO RATIFY APPOINTMENT OF ERNST & YOUNG AS INDEPENDENT AUDITORS FOR 2011.	☐	☐	☐

In their discretion, the Proxies are authorized to vote on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” each of the nominees for director in Proposal 1; “FOR” with respect to Proposal 2; “1 YEAR” with respect to Proposal 3; and “FOR” with respect to Proposal 4.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS. IF ACTING AS ATTORNEY, EXECUTOR, TRUSTEE, OR IN A REPRESENTATIVE CAPACITY, SIGN NAME AND PROVIDE TITLE.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 3, 2011. The Proxy Statement and Plum Creek’s Annual Report on Form 10-K for the year ended December 31, 2010 (including the 10-K Wrap) are available on Plum Creek’s website at http://proxy.plumcreek.com, which does not employ the use of “cookies” or other tracking technologies that identify visitors to the site. The Proxy Statement and Annual Report are also available at www.proxyvote.com, where stockholders may vote their proxies over the Internet.

Attending the Meeting in Person. Directions to the location of the Annual Meeting are available on Plum Creek’s website at http://proxy.plumcreek.com.

PROXY

PLUM CREEK TIMBER COMPANY, INC.

This Proxy is Solicited on Behalf of the Board of Directors for

the 2011 Annual Meeting of Stockholders, May 3, 2011.

The undersigned acknowledges receipt of (a) the Notice of 2011 Annual Meeting of the Stockholders of Plum Creek Timber Company, Inc. (the “Company”), (b) the accompanying Proxy Statement and (c) the Annual Report of the Company for its fiscal year ended December 31, 2010. Rick R. Holley, David W. Lambert and James A. Kraft, or any one of them, with power of substitution and revocation, are hereby appointed Proxies of the undersigned to vote all stock of the Company which the undersigned is entitled to vote at the 2011 Annual Meeting of Stockholders to be held at the Washington Athletic Club, located at 1325 Sixth Avenue, Seattle, Washington 98101, on May 3, 2011 at 2:00 p.m., local time, or any adjournment or postponement thereof, with all powers which the undersigned would possess if personally present, upon such business as may properly come before the meeting or any adjournment or postponement thereof.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1, AND SHARES WILL BE SO VOTED UNLESS OTHERWISE DIRECTED.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” WITH RESPECT TO PROPOSAL 2, AND SHARES WILL BE SO VOTED UNLESS OTHERWISE DIRECTED.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR “1 YEAR” WITH RESPECT TO PROPOSAL 3, AND SHARES WILL BE SO VOTED UNLESS OTHERWISE DIRECTED.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” WITH RESPECT TO PROPOSAL 4, AND SHARES WILL BE SO VOTED UNLESS OTHERWISE DIRECTED.

YOU MAY ALSO VOTE VIA TELEPHONE OR INTERNET. SEE INSTRUCTIONS ON REVERSE SIDE.

CONTINUED AND TO BE SIGNED ON REVERSE	Address Changes/Comments:

PLUM CREEK TIMBER COMPANY, INC.
999 THIRD AVENUE, SUITE 4300 SEATTLE, WASHINGTON 98104-4096	(If you noted any address changes or comments above, please check corresponding box on the reverse side).